EXHIBIT A
                                                                TO
                                                     PARTICIPATION AGREEMENT

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                                 LEASE AGREEMENT

                          dated as of September 1, 1979

                                     between

                  PORTLAND GENERAL ELECTRIC COMPANY, as Lessee,

                                       and

                         FIRST NATIONAL BANK OF OREGON,
                                              as Lessor and Owner Trustee
                               __________________

                      Coal Unloading and Handling Facility
                      ------------------------------------
                                Boardman, Oregon
                                ----------------

==============================================================================

NOTE: THIS LEASE AGREEMENT HAS BEEN ASSIGNED TO AND IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF UNITED STATES NATIONAL BANK OF OREGON, INDENTURE TRUSTEE, UNDER AND TO THE EXTENT SET FORTH IN THE INDENTURE AND FIRST DEED OF TRUST DATED AS OF SEPTEMBER 1, 1979, BETWEEN FIRST NATIONAL BANK OF OREGON, AS OWNER TRUSTEE, AND UNITED STATES NATIONAL BANK OF OREGON, AS INDENTURE TRUSTEE, AS SUCH INDENTURE AND FIRST DEED OF TRUST MAY BE AMENDED, MODIFIED, OR SUPPLEMENTED FROM TIME TO TIME IN ACCORDANCE WITH THE PROVISIONS THEREOF. THIS LEASE AGREEMENT HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. ONLY THE ORIGINAL COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY UNITED STATES NATIONAL BANK OF OREGON ON THE SIGNATURE PAGE THEREOF EVIDENCES THE MONETARY OBLIGATIONS OF THE LESSEE HEREUNDER. SEE SECTION 27 HEREOF FOR FURTHER INFORMATION CONCERNING THE RIGHTS OF THE HOLDERS OF THE OTHER COUNTERPARTS HEREOF.



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                                TABLE OF CONTENTS
                                (LEASE AGREEMENT)
                                                                     Page
                                                                     ----

PARTIES................................................................1
RECITAL................................................................1
SECTION  1.  Definitions ..............................................1
SECTION  2.  Purchase of Equipment by Lessor..........................12
SECTION  3.  Lease of Equipment; Lease Term...........................12
SECTION  4.  Rent.....................................................13
SECTION  5.  Representations, Warranties and
               Agreements as to the Equipment;
               Claims Against Contractors.............................15
SECTION  6.  Liens....................................................17
SECTION  7.  Operation; Maintenance; Alterations,
               Modifications and Additions............................17
SECTION  8.  Identification...........................................22
SECTION  9.  Insurance................................................22
SECTION  10. Storage; Maintenance; Return of
               Equipment .............................................27
SECTION  11. Financial Information....................................28
SECTION  12. Loss, Destruction, Condemnation or
               Damage.................................................30
SECTION  13. No Interest Conveyed to Lessee...........................33
SECTION  14. Assignment and Sublease; Location........................33
SECTION  15. Inspection and Reports...................................34
SECTION  16. Events of Default........................................36
SECTION  17. Remedies.................................................39
SECTION  18. Right To Perform for Lessee..............................42
SECTION  19. Lessee's Options to Renew Lease..........................43
SECTION  20. Lessee's Options to Purchase the
               Equipment..............................................44
SECTION  21. Obsolescence Termination; Lessor's
               Option.................................................47
SECTION  22. Further Assurances.......................................48
SECTION  23. Successor Trustee; Cotrustee.............................49
SECTION  24. Liabilities of Owner Participant.........................49
SECTION  25. Trust Indenture Estate as Security
               for Owner Trustee's Obligations
               to Holders of Secured Notes............................50
SECTION  26. Grant of Certain Rights to Lessee........................51
SECTION  27. Counterparts; Uniform Commercial Code....................51
SECTION  28. Notices..................................................51
SECTION  29. Miscellaneous............................................52

TESTIMONIUM...........................................................52

SIGNATURES AND SEALS..................................................53

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                                                                         ii


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ACKNOWLEDGMENTS

SCHEDULE 1.  Basic Rent

SCHEDULE 2.  Stipulated Loss Values

SCHEDULE 3.  Termination Values

EXHIBIT A.   Bargain and Sale Deed,
               Bill of Sale and Assignment

                  Schedule 1. Description of Equipment
                  -----------

                  Schedule 2. Liens on Equipment
                  -----------

                  Schedule 3. List of Contracts
                  -----------

EXHIBIT B.   Form of Lease Supplement


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                                 LEASE AGREEMENT


                                    LEASE AGREEMENT dated as of September 1,
                           1979, between PORTLAND GENERAL ELECTRIC COMPANY, an Oregon corporation, as Lessee (capitalized terms being used as hereinafter defined), and FIRST NATIONAL BANK OF OREGON, a national banking association, as Lessor.



          In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

          SECTION 1. Definitions. Unless the context shall otherwise require, the following terms shall have the following meanings for all purposes hereof (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

          "Affiliate" shall have the meaning specified in the Participation Agreement.

          "Alterations" shall have the meaning specified in Section 7(d).

          "Appraisal Procedure" shall mean the procedure specified in the succeeding sentences for determining an amount or value. If either party shall give written notice to the other requesting determination of such amount or value by appraisal, the parties shall consult for the purpose of appointing a mutually acceptable qualified independent appraiser. If the parties shall be unable to agree on an appraiser within 20 days of the giving of such notice, such amount or value shall be determined by a panel of three independent appraisers, one of whom shall be selected by Lessee, another of whom shall be selected by Lessor, and the third of whom shall be selected by the American Arbitration Association (or its successors) if such other two appraisers shall be unable to agree upon a third appraiser within 10 days. The appraiser or appraisers appointed pursuant to the foregoing procedure shall be instructed to determine such amount or value within 45 days after such appointment and such determination shall be final and binding upon the parties. If three appraisers shall be

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                                                                              2

appointed, the determination of the appraiser which shall differ most from the other two appraisers shall be excluded, the remaining two determinations shall be averaged and such average shall constitute the determination of the appraisers. Lessee shall pay all fees and expenses relating to an appraisal for any purpose under this Lease.

          "Assumption Agreement" shall have the meaning specified in the Participation Agreement.

          "Basic Rent" shall mean, for the Basic Term, the rent payable pursuant to Section 4(b), and, for any Renewal Term, shall mean the rent payable pursuant to section 19.

          "Basic Term" shall mean the period commencing on the Commencement Date and ending 25 years thereafter (or such shorter period as may result from earlier termination of this Lease as provided herein).

          "Bill of Sale" shall mean a Bargain and Sale Deed, Bill of Sale and Assignment substantially in the form of Exhibit A.

          "Business Day" shall have the meaning specified in the Participation Agreement.

          "Closing Dates" shall have the meaning specified in the Participation Agreement.

          "Code" shall mean the Internal Revenue Code of 1954, as amended, or any comparable successor law.

          "Commencement Date" shall mean the earlier of the Second Closing Date and July 1, 1980.

          "Consents to Assignment of Contract Rights" shall mean the written consents of Contractors, in form and substance satisfactory to Owner Participant and Loan Participants, which shall be necessary effectively to assign any of the Contracts to be assigned to Owner Trustee, as the same may be amended, modified or supplemented in accordance with the terms hereof and of the Indenture.

          "Contractors" shall mean the contractors which are parties to the Contracts.

          "Contracts" for the Equipment shall mean all



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                                                                              3

construction contracts or purchase orders relating to the Equipment, as such contracts or purchase orders may be amended, modified or supplemented in accordance with the terms hereof and of the Indenture.

          "Default" shall mean an Event of Default or an event or condition which, with notice or lapse of time or both, would become an Event of Default.

          "Descriptive Warranty" shall have the meaning specified in the Participation Agreement.

          "Determination Date" shall have the meaning specified in Section
12(a).

          "Easements" shall have the meaning specified in the Facilities Agreement.

          "Equipment" shall mean the equipment described in Schedule 1 of Exhibit A and any and all Parts which may from time to time be incorporated or installed or attached to the Equipment, title to which shall have vested in Lessor pursuant to Section 7(f).

          "Equipment Cost" for any Equipment shall mean the sum of (a) the aggregate amount of the obligations incurred pursuant to the Contracts for such Equipment and amounts otherwise expended or obligations otherwise incurred with respect to design, engineering, procurement, construction, erection, assembly, inspection and testing of such Equipment, (b) the aggregate amount of property, sales and use taxes incurred with respect to such Equipment, (c) an allowance for funds used directly in connection with construction of the Equipment and (d) any other taxes on and costs relating directly to such Equipment incurred during the period of construction of such Equipment and, in each case, capitalized as part of the cost of such Equipment.

          "Equipment Easement" shall have the meaning specified in the Facilities Agreement.

          "Event of Default" shall have the meaning specified in Section 16.

          "Event of Loss" shall mean any of the following events: (a) the Equipment shall be either totally destroyed or damaged to an extent rendering repair impracticable or


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                                                                              4

uneconomical, in either case as determined in good faith by the Board of Directors of Lessee, such determination to be evidenced by a certificate of the President or any Vice President of Lessee, (b) the Facility shall have been lost, condemned, confiscated, stolen or seized, or, title thereto or use thereof shall have been requisitioned, and, in the case of any such requisition, Lessee shall have lost the use or possession of substantially all the Facility or the Equipment for a period of 180 consecutive days, or (c) any change shall occur in the laws or governmental regulations, or in interpretations thereof, or any final and unappealable administrative or judicial determination with respect to the use of the Facility which shall render the continued operation of the Facility or the Equipment by Lessee impracticable or uneconomical, as determined in good faith by the Board of Directors of Lessee, such determination to be evidenced by a certificate of the President or any Vice President of Lessee.

          "Existing Mortgages" shall have the meaning specified in the Participation Agreement.

                  "Facilities Agreement" shall have the meaning specified in the Participation Agreement.

          "Facility" shall have the meaning specified in the Facilities
Agreement.

          "Fair Market Rental Value" shall mean the fair market rental value which would be obtained in an arm's-length transaction between an informed and willing lessee and an informed and willing lessor, in either case under no compulsion to lease, for the lease of the Equipment on the terms set forth, or referred to, in Section 19 for a Renewal Period, calculated at the higher of (a) the value for the use of the Equipment in place at the Site, assuming, in the determination of such fair market rental value, that (i) such lessee has rights to use the premises on which the Equipment is situated and necessary ancillary rights in connection with the operation of the Equipment which are comparable to those provided to Lessor in the Facilities Agreement and (ii) the Facility is in the condition and repair required to be maintained by the terms of this Lease and the Facilities Agreement (unless such fair market rental value is being determined for the purposes of Section 17(c), in which case the assumption described in this clause (ii) shall not be made), or (b) the value for the use of the Equipment (after deducting amounts appropriately to reflect the cost of

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                                                                              5

dismantling, shipment and reconstruction) at any place other than in place at the Site.

          "Fair Market Sales Value" shall mean the fair market sales value which would be obtained in an arm's-length transaction between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell, calculated at the higher of (a) the value for the use of the Equipment in place at the Site, assuming, in the determination of such fair market sales value, that (i) such buyer has rights to use the premises on which the Equipment is situated and necessary ancillary rights in connection with the operation of the Equipment which are comparable to those provided to Lessor in the Facilities Agreement and (ii) the Facility is in the condition and repair required to be maintained by the terms of this Lease and the Facilities Agreement (unless such fair market sales value is being determined for the purposes of Section 17(c) in which case the assumption described in this clause
(ii) shall not be made), or (b) the value for the Equipment (after deducting amounts appropriately to reflect the cost of dismantling, shipment and reconstruction) at any place other than in place at the Site.

          "First Closing Date" shall have the meaning specified in the Participation Agreement.

          "Grantors" shall have the meaning specified in the Facilities
Agreement.

          "Indenture" shall have the meaning specified in the Participation Agreement.

          "Indenture Trustee" shall mean United States National Bank of Oregon, a national banking association, in its capacity as trustee under the Indenture, and its successors and assigns thereunder.

          "Interim Lease Periods" shall mean (a) the period commencing on the First Closing Date and ending on the earlier of January 1, 1980, and the Commencement Date and (b) if the Commencement Date shall occur after January 1, 1980, the period commencing on January 1, 1980, and ending on the Commencement Date.

          "Interim Rent" shall mean the rent payable pursuant to Section 4(a).

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                                                                              6


          "Interim Rent Payment Dates" shall mean the Commencement Date and, if the Commencement Date shall occur after January 1, 1980, January 1, 1980.

          "Interim Term" shall mean the Interim Lease Periods, collectively.

          "IPCO" shall have the meaning specified in the Participation
Agreement.

          "Lease" shall mean this Lease Agreement, as the same may be amended, modified, or supplemented from time to time in accordance with the provisions hereof and of the Indenture.

          "Lease Assignment" shall have the meaning specified in the Participation Agreement.

          "Lease Supplement" for any portion of the Equipment shall mean a Lease Supplement substantially in the form of Exhibit B, to be entered into on the Closing Date relating to such Equipment.

          "Lease Term" shall mean the full term of this Lease, including the Interim Term, the Basic Term and any Renewal Term.

          "Lessee" shall mean Portland General Electric Company, an Oregon corporation, and its successors and, to the extent permitted by this Lease, its assigns hereunder.

          "Lessor" or "Owner Trustee" shall mean First National Bank of Oregon, a national banking association, in its capacity as trustee under the Trust Agreement, and its successors and assigns thereunder.

          "Lessor Liens" shall mean any Liens which may result from acts of or claims against Lessor, in its individual capacity, not related or connected to the ownership of the Equipment, its status as lessor under this Lease, the administration of the Trust Estate or any other transaction contemplated by any of the Operative Documents.

          "Lessor's Cost" for any Equipment shall mean the sum of (a) the Equipment Cost for such Equipment, (b) in the case of the Phase I Equipment, the Transaction Costs incurred by Owner Participant or Lessor on or prior to the First

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                                                                              7


Closing Date, (c) in the case of the Phase II Equipment, the Transaction Costs incurred by Owner Participant or Lessor on or prior to the Second Closing Date and not included in Lessor's Cost for the Phase I Equipment and (d) any Transaction Costs paid by Owner Trustee pursuant to Section 8.03 of the Participation Agreement.

          "Lien" shall have the meaning specified in the Participation
Agreement.

          "Loan Participants" shall mean and include each of the institutions listed on Schedule 1 to the Participation Agreement as a Loan Participant and any other holder of a Secured Note, and their respective successors and assigns.

          "Majority in Interest of Secured Note Holders" shall mean as of a particular date of determination the holders (other than Owner Participant, Owner Trustee or Lessee or any Affiliates of any thereof) of at least 66-2/3% in aggregate unpaid principal amount of all Secured Notes then outstanding.

          "Net Fair Market Sales Value" as of any date shall mean an amount equal to (a) Fair Market Sales Value as of such date minus (b) the aggregate unpaid principal amount of the Secured Notes then outstanding.

          "Net Stipulated Loss Value" as of any date shall mean an amount equal to (a) Stipulated Loss Value as of such date minus (b) the aggregate unpaid principal amount of the Secured Notes then outstanding.

          "Officer's Certificate" shall have the meaning specified in the Participation Agreement.

          "Operative Documents" shall have the meaning specified in the Participation Agreement.

          "Owner Participant" shall mean Western America Financial, Inc., a Delaware corporation, and its successors and, subject to the provisions of
Article XIII of the Participation Agreement, its assigns.

          "Participants" shall mean Owner Participant and Loan Participants, collectively.

          "Participation Agreement" shall mean the Participa-

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                                                                              8

tion Agreement dated as of September 1, 1979, among Lessee, Owner Participant, Loan Participants listed as such in Schedule 1 thereto, Lessor and Indenture Trustee, as the same maybe amended, modified or supplemented from time to time in accordance with the provisions thereof and of the Indenture.

          "Parts" shall have the meaning specified in Section 7(c).

          "Permitted Liens" shall mean (a) the respective rights and interests of Lessee, Participants, Owner Trustee, Indenture Trustee and IPCO, as provided in the Operative Documents, (b) Liens which result from acts of or claims against any Participant other than (i) any thereof relating to the execution, delivery and performance of the Participation Agreement or any other Operative Document and (ii) those required by the express terms hereof to be discharged by Lessee or by the terms of Articles VIII, IX or X of the Participation Agreement to be indemnified against by Lessee, (c) Lessor Liens, (d) Liens resulting from claims against Indenture Trustee not related to the administration of the Trust Indenture Estate or the performance of its duties under the Indenture, (e) Liens for taxes either not yet due or being contested in good faith and by appropriate proceedings so long as such proceedings shall not involve any danger of the sale, forfeiture or loss of any part of the Facility, title thereto or any interest therein and shall not interfere with the use of the Facility or the payment of Rent, (f) construction, materialmen's, mechanics', workers', repairmen's, employees' or other like Liens arising in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings so long as such proceedings shall not involve any danger of the sale, forfeiture or loss of any part of the Facility, title thereto or any interest therein and shall not interfere with the use of the Facility or the payment of Rent, (g) Liens arising out of judgments or awards against Lessee with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves shall have been provided or other appropriate provision shall have been made and (h) Liens disclosed in Exhibit E to the Facilities Agreement.

          "Person" shall have the meaning specified in the Participation Agreement.

          "Phase I Equipment" shall mean the items described

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                                                                              9

or referred to as the "Phase I Equipment" in Schedule 1 of Exhibit A.

          "Phase II Equipment" shall mean the items described or referred to as the "Phase II Equipment" in Schedule 1 of Exhibit A.

          "Plans and Specifications" shall mean the plans and specifications for the Equipment identified as such and delivered to Owner Participant, Owner Trustee, Indenture Trustee and Engineer, as the same may be revised from time to time prior to the First Closing Date (in the case of the Phase I Equipment) or the Second Closing Date (in the case of the Phase II Equipment).

          "Plant" shall have the meaning specified in the Facilities Agreement.

          "Renewal Period" shall have the meaning specified in Section 19.

          "Renewal Term" shall have the meaning specified in Section 19.

          "Rent" shall mean Interim Rent, Basic Rent and Supplemental Rent, collectively.

          "Responsible Officer" shall mean, with respect to the subject matter of any covenant, agreement or obligation of Lessee contained in the Operative Documents, the highest ranking corporate officer of Lessee who in the normal performance of his operational responsibility would have knowledge of such matter and the requirements with respect thereto.

          "Second Closing Date" shall have the meaning specified in the Participation Agreement.

          "Secured Notes" shall have the meaning specified in the Indenture.

          "Semiannual Lease Periods" for the Basic Term shall mean consecutive semiannual periods in the Basic Term, the first such period commencing on the Commencement Date and successive periods commencing each six months thereafter in the Basic Term. "Semiannual Lease Periods" for any Renewal Term shall mean the consecutive semiannual periods in such Renewal Term, the first such period commencing on the first

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                                                                             10

day of such Renewal Term and successive periods commencing each six months thereafter in such Renewal Term.

          "Semiannual Rent Payment Dates" for the Basic Term or any Renewal Term shall mean the last day of each Semiannual Lease Period in the Basic Term or such Renewal Term.

          "Significant Subsidiary" shall mean The Boardman Power Company and any Subsidiary which would constitute a "significant subsidiary" within the meaning of Regulation S-X of the Securities and Exchange Commission, as in effect on the date hereof.

          "Site" shall have the meaning specified in the Facilities Agreement.

          "Special Event of Loss" shall mean the subjection to regulation of Lessor or Owner Participant or any Affiliate of either thereof under any law relating to public utilities solely by reason of the holding of an interest in the Facility by Lessor or the lease of the Equipment to Lessee which regulation, in the reasonable opinion of Lessor or Owner Participant, shall be deemed burdensome with respect to the carrying on of its normal business.

          "Stipulated Interest Rate" shall mean 11.20% per annum (computed on the basis of a 360-day year of 12 30-day months).

          "Stipulated Loss Value" as of any date shall mean an amount equal to
(a) Lessor's Cost for the Equipment (or if the date of determination thereof shall be prior to the Second Closing Date, Lessor's Cost for the Phase I Equipment), multiplied by (b) the percentage set forth in Schedule 2 opposite such date, plus (c) the premium, if any, payable on the Secured Notes. To the extent the Owner Participant shall incur a Loss within the meaning of Article X of the Participation Agreement by reason of an event or condition not fully taken into account in the computation of Stipulated Loss Value by reason of the fact that the date as of which such Stipulated Loss Value is computed is later than the date as of which Owner Participant shall be affected for tax purposes, Stipulated Loss Value shall be increased in accordance with the manner and based on the assumptions on which such values were originally computed by Owner Participant and the assumptions set forth in Section 10.04 of the Participation Agreement, and shall be final and binding in accordance with the

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                                                                             11

provisions thereof. "Stipulated Loss Value" shall also be adjusted as required in Sections 3.04 and 10.07 of the Participation Agreement. During any Renewal Term "Stipulated Loss Value" shall mean an amount determined as provided in
Section 19. Notwithstanding anything in this Lease (including Schedule 2) or in the Participation Agreement to the contrary, Stipulated Loss Value as of any such time shall be, under any circumstances and in any event, in an amount at least sufficient to pay in full the aggregate unpaid principal amount of the Secured Notes then outstanding plus the premium, if any, payable thereon.

          "Storage Period" shall have the meaning specified in Section 10.

          "Subsidiary" shall have the meaning specified in the Participation Agreement.

          "Supplemental Rent" shall mean any and all amounts, liabilities and obligations other than Interim Rent or Basic Rent which Lessee assumes or agrees to pay under any Operative Document, including, without limitation, damages for breach of any covenants, representations, warranties or agreements therein, to Owner Participant, any Loan Participant, Owner Trustee or Indenture Trustee, including, without limitation, Stipulated Loss Value, Net Stipulated Loss Value, Fair Market Sales Value and Termination Value payments.

          "Termination Date" shall have the meaning specified in Section 21.

          "Termination Value" as of any Termination Date shall mean an amount equal to (a) Lessor's Cost for the Equipment, multiplied by (b) the percentage set forth in Schedule 3 opposite such Termination Date, plus (c) the premium, if any, payable on the Secured Notes. Termination Value shall be adjusted as required by Sections 3.04 and 10.07 of the Participation Agreement. During any Renewal Term, "Termination Value" shall mean an amount determined as provided in
Section 19. Notwithstanding anything in this Lease (including Schedule 3) or in the Participation Agreement to the contrary, Termination Value shall be, under any circumstances and in any event, in an amount at least sufficient to pay in full, as of the Termination Date, the aggregate unpaid principal amount of the Secured Notes then outstanding plus the premium, if any, payable thereon.


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                                                                             12

          "Transaction Costs" shall have the meaning specified in the Participation Agreement.

          "Trust Agreement" shall have the meaning specified in the Participation Agreement.

          "Trust Estate" shall have the meaning specified in the Trust
Agreement.

          "Trust Indenture Estate" shall have the meaning specified in the Indenture.

          SECTION 2. Purchase of Equipment by Lessor.

          (a) Action by Lessee. On each Closing Date, Lessee shall (i) assign, set over and sell all its right, title and interest in and to the Equipment relating to such Closing Date, and shall assign its rights under the Contracts relating thereto, by executing and delivering to Lessor a Bill of Sale with respect to such Equipment and (ii) deliver to Lessor the Consents to Assignment of Contract Rights relating to such Equipment, duly authorized, executed and delivered by the appropriate Contractors.

          (b) Action by Lessor. Upon receipt of the payment to be made by Owner Participant and the loans to be made by Loan Participants on each Closing Date, in accordance with Sections 2.05 and 2.06 of the Participation Agreement, Lessor shall pay to Lessee in immediately available funds an amount equal to the Equipment Cost of the Equipment then being purchased and shall pay the amount of the Transaction Costs included in Lessor's Cost for such Equipment to Lessee (and Lessee shall, on behalf of Owner Trustee, promptly pay such amount to the parties entitled to receive the same (or their order)), all as specified in the Officer's Certificate of Lessee delivered on such Closing Date pursuant to
Section 4.02(j) of the Participation Agreement.

          SECTION 3. Lease of Equipment; Lease Term. On each Closing Date, subject to all the terms and conditions of this Lease and the applicable conditions set forth in Article IV of the Participation Agreement, Lessor shall lease, and hereby as of such Closing Date does lease, the Equipment relating to such Closing Date to Lessee, and Lessee shall lease, and hereby as of such Closing Date does lease, such Equipment from Lessor, for, in the case of the Phase I Equipment, the Interim Term and the Basic Term and, in the case of the Phase II Equipment, the Basic Term. On each



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                                                                             13

Closing Date, Lessee and Lessor shall each execute and deliver to the other a Lease Supplement in respect of the Equipment relating to such Closing Date.

          SECTION 4. Rent. (a) Interim Rent. On each Interim Rent Payment Date, Lessee shall pay to Lessor Interim Rent for the Phase I Equipment in an amount equal to .023774% of the amount of Lessor's Cost for such Equipment for each day during the Interim Lease Period ending on such Interim Rent Payment Date (subject to adjustment as provided in the Participation Agreement); provided, however, that the amount of Interim Rent payable on any Interim Rent Payment Date shall in no event be less than the aggregate amount of interest due and payable on the Secured Notes on such Interim Rent Payment Date.

          (b) Basic Rent. Lessee shall pay to Lessor Basic Rent in 50 semiannual installments on the Semiannual Rent Payment Dates during the Basic Term, each in an amount equal to that percentage of Lessor's Cost set opposite the applicable Semiannual Rent Payment Date in Schedule 1 (subject to adjustment as provided in the Participation Agreement); provided, however, that the amount of Basic Rent payable on any Semiannual Rent Payment Date shall in no event be less than the aggregate amount of the regularly scheduled installments of principal and interest due and payable on the Secured Notes on such Semiannual Rent Payment Date.

          (c) Supplemental Rent. Lessee shall pay to Lessor, or to whomever shall be entitled thereto as expressly provided herein or in the Participation Agreement, any and all Supplemental Rent promptly as the same shall become due and payable, including any interest payable as provided in Section 4(e).

          (d) Method of Payment. Subject to the provisions of Section 25, (i) Interim Rent, Basic Rent and Supplemental Rent shall be paid to Lessor at its office at 1300 S.W. Fifth Avenue, Portland, Oregon, Attention of Trust Division, or at such other place in the State of Oregon or New York, New York, as Lessor shall specify in writing; provided, however, that, in the case of Supplemental Rent, payment shall be made to whomever shall be entitled thereto as expressly provided herein or in the Participation Agreement. Each payment of Rent due hereunder shall be made by Lessee in immediately available funds prior to 10:00 a.m., local time at the place of payment, on the date when such payment


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                                                                             14

shall be due; provided, however, that if such date shall not be a Business Day, such payment shall be made on the next preceding Business Day with the same force and effect as though made on such date and no reduction of Rent shall occur by reason of such early payment.

          (e) Late Payment. In the event any Interim Rent, Basic Rent or Supplemental Rent shall not be paid when due, Lessee shall pay to Lessor (or, in the case of Supplemental Rent, to whomever shall be entitled thereto as expressly provided herein or in the Participation Agreement), as Supplemental Rent, interest (to the extent permitted by law) on such overdue amount from the due date thereof to the date of payment thereof at the Stipulated Interest Rate.

          (f) Net Lease; No Setoff, Counterclaims, etc. This Lease is a net lease, and, notwithstanding any other provision of this Lease, it is intended that Interim Rent, Basic Rent and Supplemental Rent shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction. The obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected (except as may be expressly provided herein) for any reason, including, without limitation: (i) any defect in the condition, quality or fitness for use of the Facility or any part thereof; (ii) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Facility or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Facility or any part thereof; (iv) any defect in title to the Facility or any part thereof or any Lien on such title; (v) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of Lessor; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Lessee, Lessor, Indenture Trustee or any Participant, or any action taken with respect to this Lease by any trustee or receiver of Lessee, Lessor, Indenture Trustee or any Participant, or by any court, in any such proceeding; (vii) any claim which Lessee has or might have against any Person, including, without limitation, Lessor, Indenture Trustee or any Participant (but this Section shall not affect any such claim); (viii) any failure on the part of Lessor to perform or comply with any of the terms hereof or of any other agreement; (ix) any invalidity or unenforceability or dis-affirmance of this Lease or any provision hereof or any of the other Operative Documents or the Secured Notes or any provision thereof; or (x) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Lessee shall have notice or knowledge of any of the foregoing. This Lease shall be non-cancelable by Lessee and, except as expressly provided herein, Lessee, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease or the Equipment, or to any diminution or reduction of Rent payable by Lessee hereunder. All payments by Lessee to Lessor made hereunder as required hereby shall be final, and Lessee shall not seek to recover any such payment or any part thereof for any reason whatsoever. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as expressly provided herein, Lessee shall nonetheless pay to Lessor (or, in the case of Supplemental Rent, to whomever shall be entitled thereto as expressly provided herein or in the Participation Agreement) an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of this Lease if it had not been terminated in whole or in part.

          SECTION 5. Representations, Warranties and Agreements as to the Equipment; Claims Against Contractors. (a) Representations, Warranties and Agreements as to the Equipment. LESSEE REPRESENTS, WARRANTS, ACKNOWLEDGES AND AGREES THAT (i) THE EQUIPMENT IS OF THE SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY LESSEE, (ii) LESSEE IS SATISFIED THAT THE EQUIPMENT IS SUITABLE FOR ITS PURPOSES, (iii) LESSOR IS NOT A MANUFACTURER OR A DEALER IN PROPERTY OF SUCH KIND AND (iv) THE EQUIPMENT IS LEASED HEREUNDER SUBJECT TO ALL APPLICABLE LAWS AND GOVERNMENTAL REGULATIONS NOW IN EFFECT OR HEREAFTER ADOPTED AND IN THE STATE AND CONDITION OF EVERY PART THEREOF WHEN THE SAME FIRST BECAME OR BECOMES SUBJECT TO THIS LEASE, WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND BY ANY PARTICIPANT, LESSOR OR INDENTURE TRUSTEE, EXPRESS OR IMPLIED, AS TO THE TITLE, MERCHANTABILITY, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, OPERATION, FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT, ABSENCE OF LATENT DEFECTS OR FITNESS FOR USE OF THE EQUIPMENT (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT (OR ANY PART THEREOF) except that Lessor hereby represents and warrants that the Equipment shall be free of Lessor Liens. It is agreed that except as expressly provided herein all risks incident to the matters discussed in the preceding sentence, as between any Participant, Lessor or Indenture Trustee, on the one hand, and Lessee, on the other, are to be borne by Lessee. The provisions of this paragraph have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by any Participant, Lessor or Indenture Trustee, express or implied, with respect to the Equipment, whether arising pursuant to the Uniform Commercial Code or any similar law now or hereafter in effect, or otherwise.

          (b) Claims Against Contractors. Unless a Default shall have occurred and be continuing, Lessor agrees that Lessee shall have the benefit of and shall be entitled to enforce, in its own name, any and all continuing obligations of the Contractors under the Contracts and any and all claims for damages arising from warranties (whether express or implied) of the Contractors for the Equipment subject to this Lease at any time; provided, however, that any amount recovered by Lessee or Lessor under any such warranty shall first be applied in its entirety to cure, to the extent possible, or to reimburse Lessee for so curing, any condition in respect of which such amount was recovered in accordance with the provisions of this Section 5(b), and any remainder shall be used by Lessee during the remainder of the Lease Term to pay for maintenance and repairs of, and for the replacement of Parts in, the Equipment in accordance with the provisions of Section 7 (except that if an Event of Loss or Special Event of Loss shall have occurred and be continuing any such amount shall be applied against the Stipulated Loss Value or Net Stipulated Loss Value payable under Section 12); provided further, however, that any amounts received under any warranty involving a claim for damages in excess of $250,000 against any Contractor shall be retained by Indenture Trustee and, unless a Default shall have occurred and be continuing, be paid over to Lessee or as it may direct from time to time to pay (or reimburse Lessee for) expenditures of the aforesaid types, but only upon the written request of Lessee accompanied by appropriate evidence reasonably satisfactory to Lessor and Indenture Trustee that the sum requested is a proper item of expenditure and has been paid or will be applied to the payment of a sum then due and payable. Lessor agrees to execute and deliver such further documents and take such further action, at Lessee's expense, as may be necessary to enable Lessee to obtain such warranty service as may be furnished for the Equipment by the Contractors for the Equipment. Except as aforesaid, Lessor shall have no obligation or duty with respect to any of such matters. Lessee shall promptly notify Lessor and Indenture Trustee of any default by itself or by any Contractor under any Contract.

          SECTION 6. Liens. Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Equipment, the Easements, the Trust Estate or the Trust Indenture Estate, or title thereto or any interest therein, except (a) Permitted Liens and (b) as provided in
Section 14(a). Lessee further agrees that it shall pay or cause to be paid on or before the time or times prescribed by law (after giving effect to any applicable grace period) any taxes, assessments, fees and charges imposed on the Lessee (or any affiliated or related group, of which the Lessee is a member) under the laws of any jurisdiction which, if unpaid, would result in any Lien prohibited by the preceding sentence. Lessee shall promptly, at its own expense, take such action as may be necessary duly to discharge or eliminate or bond in a manner satisfactory to Lessor any Lien not excepted above if the same shall arise at any time. Lessor shall promptly, at its own expense, take such action as may be necessary duly to discharge or eliminate or bond any Lessor Lien on or with respect to the Equipment, the Easements, the Trust Estate or the Trust Indenture Estate, or title thereto or any interest therein.

          SECTION 7. Operation; Maintenance; Alterations, Modifications and Additions. (a) Operation. At all times during the Lease Term, Lessee, at its expense, shall operate the Equipment in accordance with (i) the same standards as Lessee would, in the prudent management of its own properties, observe in operating similar equipment owned by Lessee, (ii) such operating standards as shall be required to enforce warranty claims against Contractors for the Equipment, (iii) the terms and conditions of all insurance policies in effect at any time with respect to the Equipment or any part thereof and (iv) all applicable requirements of law and of any governmental authority having jurisdiction, except to the extent Section 7(j) shall apply.

          (b) Maintenance. Lessee, at its expense, shall at all times during the Lease Term maintain, service and repair the Equipment, or cause the same to be maintained, serviced and repaired, to the same extent as Lessee would, in the prudent management of its own properties, maintain, service and repair similar equipment owned by Lessee, and in any event

(i) in accordance with all applicable requirements of law and of any governmental authority having jurisdiction, except to the extent Section 7(j) shall apply, (ii) to the extent required to maintain the Equipment in good operating condition and (iii) to cause the Equipment to continue to have the capacity and functional ability to perform, on a continuing basis (subject to normal interruption in the ordinary course of business for maintenance, service, repair and testing), in commercial operation, in accordance with the Descriptive Warranty, the functions for which it was specifically designed in accordance with the Plans and Specifications. Lessee shall also comply with such repair standards and periodic maintenance inspections as shall be required to enforce warranty claims against Contractors for the Equipment and any standards imposed by any insurance policies in effect at any time with respect to the Equipment or any part thereof.

          (c) Replacement of Parts. Except after the occurrence of an Event of Loss, Lessee, at its expense, shall (unless prohibited by applicable law or regulation) promptly replace all necessary or useful appliances, parts, instruments, appurtenances, accessories and miscellaneous equipment of whatever nature (herein collectively referred to as "Parts") which may from time to time be incorporated or installed in or attached to the Equipment and which may from time to time fail to function in accordance with the Plans and Specifications and the Descriptive Warranty or become worn out, destroyed, damaged beyond repair, lost, condemned, confiscated, stolen or seized for any reason whatsoever. Lessor hereby authorizes Lessee to order Parts as the agent, and in the name of Lessor, but at the sole cost and expense of Lessee, and no supplier or seller of such Parts shall have any claim against Lessor or any Participant by virtue of such authorization by Lessor. In addition, in the ordinary course of maintenance, service, repair or testing, Lessee may remove any Parts; provided, however, that Lessee shall cause such Parts to be replaced as promptly as practicable. All replacement Parts shall be free and clear of all Liens except Permitted Liens and shall be in at least as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof.

          (d) Alterations Required by Law. Lessee, at its own expense, shall make such alterations, modifications and additions (herein for the purpose of this Section 7 collectively referred to as "Alterations") to the Equipment as may be required from time to time to meet the requirements of law or of any governmental authority having jurisdiction as soon as practicable after any such requirements shall arise, except to the extent
Section 7(j) shall apply.

          (e) Optional Alterations. In addition to the foregoing, Lessee, at its own expense, may from time to time make such Alterations to the Equipment as Lessee may deem desirable in the proper conduct of its business; provided, however, that no such alteration shall be made by Lessee without the prior written consent of Lessor if (i) the cost of such Alteration shall exceed $500,000, (ii) any Part incorporated or installed in or attached to the Equipment as a result of such Alteration shall not be "readily removable" within the meaning of Revenue Procedures 75-21, 1975-1 C.B. 715, and 75-28, 1975-1 C.B. 752, as amended or supplemented from time to time, unless such Alteration constitutes a "Nonseverable Improvement" which satisfies the conditions specified in Section 3 of Revenue Procedure 79-48, 1979-39 I.R.B. 27, or (iii) any such Part could not be removed from the equipment without materially diminishing or impairing the value, utility or condition which the Equipment would have had at such time had such Alteration not occurred.

          (f) Title to Parts. Title to each Part (including any Alteration) incorporated or installed in or attached to the Equipment pursuant to this
Section 7 shall without further act vest in Lessor and shall be deemed to constitute a part of the Equipment and be subject to this Lease in the following cases:

          (A) such Part is in replacement of or in substitution for, and not in addition to, any Part constituting a part of the Equipment at the time of the acceptance thereof hereunder or any Part title to which shall have vested in Lessor pursuant to this Section 7(f);

          (B) such Part is required to be incorporated or installed in or attached to the Equipment pursuant to the terms of Section 7(c) or 7(d); or

          (C) such Part cannot be readily removed from the Equipment without materially diminishing or impairing the value, utility or condition which the Equipment would have had at such time had such Part not been so incorporated or installed;

provided, however, that in the event any Part constituting a

Part of the Equipment shall be replaced by the Lessee with another Part which shall restore the value, utility and condition of the Equipment to the value, utility and condition of the Equipment immediately prior to such replacement (assuming the Facility was in the condition and repair required to be maintained by the terms hereof and of the Facilities Agreement) and shall meet the requirements of Section 7(d), if applicable, then immediately upon such replacement Part becoming incorporated or installed in or attached to the Equipment, without further act, title to the replaced Part shall thereupon vest in such Person as shall be designated by Lessee, free and clear of all rights of Lessor; provided further, however, that all Parts owned by Lessor removed from the Equipment shall remain the property of Lessor, no matter where located, until such time as title to such Parts shall vest in Lessee pursuant to the foregoing proviso.

          (g) Reports of Alterations. On or before February 1 of each calendar year and on the date on which the Lease Term shall expire, Lessee shall furnish Lessor with a report describing in reasonable detail all Alterations involving, in any case, a cost to Lessee in excess of $250,000 which have been made during the period from the date of this Lease in the case of the first such report or during the period from the last previous report in the case of all subsequent reports.

          (h) Removal of Parts. All Parts to which Lessee shall have title pursuant to the provisions of Section 7(f), may, subject to Lessor's right to use such Parts as provided in the Facilities Agreement and so long as such removal shall be permitted by the Facilities Agreement and shall not result in any violation of any law or governmental regulation and so long as no Default shall have occurred and be continuing, be removed at any time by Lessee and shall be removed by Lessee prior to the delivery of the Equipment to Lessor in accordance with the provisions of this Lease, other than upon the termination of this Lease pursuant to Section 17, and title to such Parts shall at all times remain in Lessee; provided, however, that Lessor shall have an option to purchase for cash any such Parts owned by Lessee at the time of delivery of the Equipment to Lessor in accordance with any of the provisions of this Lease. To exercise such option, Lessor shall give to Lessee written notice of its election to purchase within 90 days after such delivery. The purchase price of the Parts shall be the fair market sales value thereof as of the date of purchase as determined by mutual agreement. If Lessee and Lessor shall be unable to agree upon the fair market sales value, such fair market sales value shall be determined by the Appraisal Procedure; provided, however, that the fees and expenses relating to any appraisal for such purpose shall be shared equally by Lessor and Lessee.

          (i) Parts Free and Clear of Liens; Supplemental Indentures. Any Part title to which shall vest in Lessor pursuant to Section 7(f), shall be free and clear of all Liens, except Permitted Liens existing with respect to the Equipment immediately prior to the installation, incorporation or attachment of such Part. If while the Indenture shall be in effect, any such Part or related group of Parts having a cost (including installation) in excess of $250,000 shall so become part of the Equipment then, within 60 days after the completion of installation thereof, Lessee shall prepare and, after execution thereof by Lessor and Indenture Trustee, record such supplement to the Indenture and such other instruments, and make such filings with respect thereto, as may be necessary to confirm that such Part or Parts shall have become subject to the Lien of the Indenture, subject only to Permitted Liens then existing with respect to the Equipment, as additional security thereunder, and shall furnish to each holder of a Secured Note and Indenture Trustee an opinion of counsel (who may be regularly employed by Lessee), in form and substance satisfactory to a Majority in Interest of Secured Note Holders, stating that such Part or Parts has been duly subjected to the Lien of the Indenture, and that all recordings, filings or other action required or advisable to establish, perfect, protect and preserve the Lien of the Indenture as a valid first mortgage lien and first priority security interest of record in such Part or Parts, subject only to Permitted Liens existing with respect to the Equipment immediately prior to the installation, incorporation or attachment of such Part or Parts, have been duly made or taken (specifying the same) and are in full force and effect, or stating that no such instruments, recordings, filings or other action, as the case may be, are required.

          (j) Contest of Requirements of Law. If, to the extent and for so long as (i) a test, challenge, appeal or proceeding for review of any applicable requirement of law or of a governmental authority relating to the operation or maintenance of the Equipment shall be prosecuted in good faith by Lessee or (ii) compliance with such requirement shall have been excused or exempted by a nonconforming use permit, waiver, extension or forbearance believed in good faith by Lessee to excuse or exempt it from such requirement, Lessee shall not be required to comply with such requirement if but only if such test, challenge, appeal, proceeding or noncompliance shall not involve any danger of (x) foreclosure, sale, forfeiture or loss of, or imposition of any Lien (other than a Permitted Lien) on, any part of the Facility or of impairment of the operation of the Facility or the Equipment in any material respect (y) extending the ultimate imposition of such requirement beyond the termination of the Basic Term or the Renewal Period then in effect, as the case may be, or (z) any material liability on the part of Lessor, Indenture Trustee, any Participant, the Trust Estate or the Trust Indenture Estate.

          SECTION 8. Identification. Lessee shall maintain in a prominent place on each principal item of the Equipment subject to this Lease throughout the Lease Term plates bearing the inscription "FIRST NATIONAL BANK OF OREGON, AS TRUSTEE, OWNER-LESSOR" and, so long as the Equipment shall constitute a part of the Trust Indenture Estate, the inscription "UNITED STATES NATIONAL BANK OF OREGON, AS INDENTURE TRUSTEE, SECURED PARTY" in letters not less than one inch in height. Except as above provided or as otherwise directed by Lessor, Lessee shall not allow the name of any Person other than that of Lessee to be placed on any part of the Equipment subject to this Lease as a designation that might reasonably be interpreted as a claim of ownership or right to possession or use thereof.

          SECTION 9. Insurance. (a) Coverage. Lessee, at its expense, will maintain with insurers qualified to do business in Oregon and approved as provided in subsection (b) of this Section:

          (i) insurance with respect to the Facility against loss or damage by fire, lightning and other risks from time to time included under "extended coverage" policies; provided, however, that the amount of such coverage shall not in any event be less than the greater of (i) Stipulated Loss Value or (ii) the aggregate unpaid principal amount of the Secured Notes at the time outstanding, together with an amount equal to any Rent then due and unpaid and an amount equal to the Basic Rent due at the next succeeding Semiannual Rent Payment Date;

          (ii) public liability, including blanket contractual, personal injury and property damage, insurance applicable to the Facility in such amounts as are usually carried by persons operating similar properties in the same general region but in any event with a combined single limit of not less than $25,000,000 per occurrence;

          (iii) appropriate workers' compensation insurance (including self-insurance) with respect to any work done or in operation of the Facility; provided, however, that Lessee will maintain such excess workers' compensation insurance as is usually carried by others operating similar businesses and properties; and

          (iv) such other insurance with respect to the Facility in such amounts and against such insurable hazards as Lessor or Indenture Trustee from time to time may reasonably request.

          All the foregoing insurance policies shall be subject to such deductible amounts and retentions as are usual and customary for companies similarly situated; provided, however, that such deductible amounts and retentions shall not exceed the following amounts specified with respect to such policies:

         (1) Fire and Extended Coverage.......................$   500,000;
         (2) Public Liability.................................$ 1,000,000; and
         (3) Workers' Compensation Insurance..................$   500,000;

provided further, however, that each such policy shall be in an amount sufficient to prevent Lessor, Lessee or the Indenture Trustee from becoming a coinsurer of any loss under such policy. Lessee agrees that all such insurance may be maintained in effect for the term thereof by Lessor or Indenture Trustee, at Lessee's cost and expense, if Lessee shall fail to do so.

          (b) Approval of Insurers. On or prior to the First Closing Date, Lessee shall obtain the approval by Lessor and Indenture Trustee (which approval shall not be unreasonably withheld) of the insurers with which the insurance referred to in Section 9(a) shall be maintained. Thereafter, Lessee shall notify Lessor and Indenture Trustee in writing at least 20 days prior to obtaining coverage from any additional insurer or new insurer and Lessor and Indenture Trustee shall have the right to approve (which approval shall not be unreasonably withheld) any such insurer; provided, however, that, if Lessee shall not have received notice of disapproval from Lessor or Indenture Trustee within 20 days of receipt by them of such notice from Lessee, the insurer or insurers named therein shall be deemed to be approved for purposes of this Section 9.

          (c) Policy Provisions. All insurance (other than workers' compensation insurance) maintained by Lessee pursuant to Section 9(a) shall:

          (i) specify Lessor, Owner Participant, Indenture Trustee, Loan Participants and Lessee, as additional insureds, as their respective interests may appear;

          (ii) provide, except in the case of public liability insurance, that all insurance proceeds for losses of less than $250,000 shall be adjusted with and payable to Lessee, and that all insurance proceeds for losses of $250,000 or more shall be adjusted with Lessor and Lessee jointly, and, unless the Indenture shall have been satisfied and discharged, subject to the approval of Indenture Trustee and payable to Indenture Trustee;

          (iii) include effective waivers by the insurer of all claims for insurance premiums against Lessor, Owner Participant, Indenture Trustee and Loan Participants;

          (iv) provide that any losses shall be payable notwithstanding

               (1) any act of negligence, including any breach of any condition or warranty in any policy of insurance, of Lessee, Lessor, Owner Participant, Indenture Trustee or any Loan Participant,

               (2) the occupation or use of the Facility for purposes more hazardous than permitted by the terms of the policy,

               (3) any foreclosure or other proceeding or notice of sale relating to the Facility, or

               (4) any change in the title to or ownership of any of the Facility;

          (v) provide that such insurance shall be primary insurance and that the insurers under such insurance policies shall be liable under such policies without right of contribution from any other insurance coverage effected by Lessor or Owner Participant under any other insurance policies with any other insurance companies covering a loss which is also covered under the insurance policies maintained by Lessee pursuant to this Section 9;

          (vi) provide that no cancelation or material change thereof shall be effective until at least 30 days after receipt by Lessor and Indenture Trustee of written notice thereof;

          (vii) waive any right of subrogation of the insurers against Lessor, Owner Participant, Indenture Trustee or any Loan Participant and waive any right of the insurers to any setoff or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of Lessor, Owner Participant, Indenture Trustee or any Loan Participant; and

          (viii) be reasonably satisfactory to Lessor and Indenture Trustee in all other respects.

          (d) Delivery of Policies. Lessee shall promptly deliver to Lessor and Indenture Trustee certified copies of all insurance policies with respect to the Facility which Lessee is required to maintain pursuant to this Section 9 (or certificates thereof executed by the insurer or its duly authorized agent), together with evidence as to the payment of all premiums then due thereon.

          (e) Annual Insurance Report. As soon as practicable after the end of each fiscal year of Lessee commencing with the 1979 fiscal year, and in any event within 90 days thereafter, Lessee shall deliver to Lessor and Indenture Trustee a report of a Responsible Officer setting forth the insurance obtained by Lessee pursuant to this Section 9 and then in effect, and stating whether, in the opinion of such officer, such insurance policies comply with the requirements of this Section 9, that all premiums then due thereon have been paid and that the same are in full force and effect. From time to time (not more frequently than annually) upon the request of Lessor or Indenture Trustee, Lessee shall deliver to Lessor and Indenture Trustee a report by an inde-pendent insurance broker or independent insurance consultant reasonably satisfactory to Lessor and Indenture Trustee, reviewing the most recent report delivered pursuant to the preceding sentence and setting forth recommendations of such independent insurance broker or independent insurance consultant as to additional insurance, if any, reasonably required for the protection of the respective interests of Lessor, Owner Participant, Indenture Trustee and Loan Participants in the light of available insurance coverage and practice on comparable equipment similarly situated.

          (f) Payment of Proceeds. All insurance proceeds received by or payable to Lessor or Indenture Trustee on account of any damage to or destruction of the Facility or any part thereof (less the actual costs, fees and expenses incurred in the collection thereof), other than any damage or destruction constituting an Event of Loss, shall, unless a Default shall have occurred and be continuing, be paid over to Lessee or as it may direct from time to time as repair and restoration progresses to pay (or reimburse Lessee for) the cost of repair and restoration of the Facility, but only upon the written request of Lessee accompanied by appropriate evidence satisfactory to Lessor and Indenture Trustee that the sum requested is a proper item for such cost and has been paid or will be applied to the payment of a sum then due and payable and receipt by Lessor and Indenture Trustee of evidence satisfactory to them that such proceeds, together with funds of Lessee available for the purpose, shall be sufficient to complete repair and restoration of the Facility. Upon receipt by Indenture Trustee and Lessor of evidence satisfactory to them that repair and restoration has been completed and the cost thereof paid in full and that there are no mechanics' or similar Liens for labor or materials supplied in connection therewith, the balance, if any, of such proceeds shall, unless a Default shall have occurred and be continuing, be paid over or assigned to Lessee or as it may direct.

          (g) Notice by Insurers. Lessee shall cause the insurers with which it maintains insurance required by this Section 9 to advise Lessor and Indenture Trustee in writing promptly of any act or omission on the part of Lessee of which such insurer has knowledge which may invalidate or render unenforceable, in whole or in part, any such insurance.

          SECTION 10. Storage; Maintenance; Return of Equipment. Upon the later of (a) final termination of the Lease Term (other than pursuant to Section 12(a), 20 or 21(a)) or (b) expiration of the term of the Facilities Agreement, Lessee shall, if Lessor shall so request, permit the Equipment to remain in place without charge to Lessor for a period (herein called the "Storage Period") not to exceed one year following such final termination or expiration, as the case may be. During the Storage Period, Lessee shall (i) service and maintain the Equipment to the extent necessary to keep it in good condition and repair and (ii) maintain insurance with respect to the Equipment requested by Lessor (but not in excess of the amounts of insurance that would have been required under Section 9 had it continued to be in effect). During the Storage Period Lessee shall permit Lessor or its representatives to bring prospective purchasers or lessees on the premises of the Lessee at reasonable times to examine the Facility. Upon final termination of the Lease Term (other than pursuant to Section 12(a), 20 or 21(a)) or upon expiration of the term of the Facilities Agreement, or during the Storage Period or the term of the Facilities Agreement subsequent to the Lease Term or upon expiration of the Storage Period, as the case may be, Lessee shall on a single occasion, upon request of Lessor, at Lessee's risk and expense, promptly dismantle and remove (with such care as is consistent with the then condition and contemplated use thereafter of the Equipment) all or a portion of the Equipment (exclusive of concrete foundations), and cause such Equipment to be delivered to Lessor and loaded on railroad cars at the nearest railroad siding, such Equipment to be in the same condition and repair as when received by Lessee under this Lease, ordinary wear and tear and dismantling excepted; provided, however, that Lessee shall have no obligation to dismantle and remove any of the Equipment unless (i) Lessor shall have first made a good faith effort without success to sell or lease the Equipment at the Fair Market Sales Value or the Fair Market Rental Value, as the case may be, and shall have afforded Lessee the opportunity to bid for such sale or lease or (ii) a Default shall have occurred and be continuing; provided further, however, that, if (a) the request of Lessor pursuant to this Section 10 to dismantle and deliver such Equipment shall be made to Lessee after the Equipment shall have been operated by a purchaser or lessee of the Equipment (other than Lessee or any permitted assignee of Lessee pursuant to Section 14(a)), (b) Lessor or Indenture Trustee shall not have sold or leased the Equipment pursuant to Section 17 hereof or Section 8 of the

Indenture and (c) all sums due and payable by Lessee under this Lease shall have been paid, Lessor shall reimburse Lessee for the actual costs incurred in connection with such dismantling, removal and delivery of the Equipment as herein above provided. Unless Lessor shall otherwise agree, the Equipment shall not be deemed to have been returned to Lessor until (i) it is surrendered into the possession of Lessor as provided above and (ii) the provisions of the preceding sentence shall have been complied with and Lessee shall have given Lessor written notice of such fact, and, until such time, all of the provisions of this Lease shall continue in full force and effect.

          SECTION 11. Financial Information. Lessee shall furnish to Lessor (with copies sent by Lessee to each Participant):

          (a) within 90 days after the end of each fiscal year of Lessee, a consolidated balance sheet of Lessee and its consolidated subsidiaries as at the end of such fiscal year and the related consolidated statements of income, retained earnings and changes in financial position for such fiscal year, prepared in conformity with generally accepted accounting principles consistently applied (except as disclosed in the notes thereto) and reported on by Arthur Andersen & Co., or other independent public accountants of national standing,

          (b) within 45 days after the end of each quarter (except the last quarter) of each fiscal year of Lessee, a consolidated balance sheet of Lessee and its consolidated subsidiaries as at the end of such quarter and the related consolidated statements of income, retained earnings and changes in financial position for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, certified by a Responsible Officer of Lessee,

          (c) concurrently with the delivery each year of the annual audited financial statements, a certificate of the independent public accountants who audited such financial statements stating that in making the examination necessary for the audit of such financial statements, they obtained no knowledge of any default by Lessee in the observance, performance or fulfillment of any of the obligations, covenants or conditions contained herein or in any of the other Operative Documents, or if they shall have obtained knowledge of any such default, specifying the same,

          (d) concurrently with the delivery each year of the annual audited financial statements and each quarter of the unaudited financial statements, a certificate of a Responsible Officer of Lessee stating that such Officer has made or caused to be made under his supervision a review of the transactions and condition of Lessee during the fiscal year or quarter covered by such financial statements and that, based upon such review and to the best of his knowledge, (i) no Default has occurred during such fiscal year or quarter, as the case may be (or, if any Default shall have occurred, specifying the nature and status thereof), and (ii) the Equipment is in existence and in the condition required by this Lease, is marked as required by Section 8 and is located at the Site,

          (e) promptly after the same shall become available, a copy of each report submitted to Lessee by its independent public accountants in connection with any annual, interim or special financial audit made by such accountants of the books of Lessee,

          (f) promptly after the same shall become available, copies of all proxy statements, financial statements and reports of Lessee sent by Lessee to its shareholders, and all regular or periodic reports and any prospectuses included in registration statements (other than on Form S-8 or a similar form) filed by Lessee with the Securities and Exchange Commission (or any successor agency) or any national securities exchange,

          (g) promptly after any officer of Lessee obtains knowledge of the occurrence of a Default, a certificate of a Responsible Officer of Lessee specifying the nature of such condition or event, the period of existence thereof, the action Lessee has taken or proposes to take with respect thereto and the date, if any, on which it is estimated that such event or condition shall be remedied or terminated,

          (h) promptly after any officer of Lessee shall obtain knowledge that any Person having the right to do so has given notice to Lessee or taken any other action with respect to a claimed default or event of default

     (as defined in the applicable instrument) in respect of any evidence of indebtedness or other security of Lessee, written notice specifying the nature of the notice or action taken by such Person and the nature of the claimed default or event of default and what action Lessee is taking or proposes to take with respect thereto; provided, however, that such written notice shall be required only if the aggregate amount of such indebtedness or other securities relating to a claimed default or event of default shall exceed $1,000,000, and

          (i) with reasonable promptness, such other information relating to Lessee as any Participant may from time to time reasonably request.

          SECTION 12. Loss, Destruction, Condemnation or Damage. (a) Payment of Stipulated Loss Value or Net Stipulated Loss Value Upon an Event of Loss or Special Event of Loss. If an Event of Loss or Special Event of Loss shall occur, Lessee shall give Lessor prompt written notice thereof and shall pay as compensation for such Event of Loss or Special Event of Loss, as the case may be, and in addition to Rent for the Interim Lease Period or Semiannual Lease Period, as the case may be, ending on the date as of which Stipulated Loss Value (or, in the case of a Special Event of Loss, the Net Stipulated Loss Value) is determined, the Stipulated Loss Value (or, in the case of a Special Event of Loss, the Net Stipulated Loss Value), determined (i) if the Event of Loss or Special Event of Loss, as the case may be, shall have occurred during an Interim Lease Period, as of the Interim Rent Payment Date on which such Period ends or
(ii) if the Event of Loss or Special Event of Loss, as the case may be, shall have occurred during a Semiannual Lease Period, as of the Semiannual Rent Payment Date on which such Period ends (the applicable date of determination under the foregoing clause (i) or (ii) being hereinafter for the purposes of this Section 12(a) referred to as the "Determination Date"). The Stipulated Loss Value (or, in the case of a Special Event of Loss, the Net Stipulated Loss Value) shall be paid to Lessor on the Determination Date, unless the Event of Loss or Special Event of Loss, as the case may be, shall have occurred on, or less than 30 days prior to, the Determination Date, in which case such payment together with interest at the Stipulated Interest Rate from the Determination Date, shall be made within 30 days of the date of such occurrence. Upon payment in full of such Stipulated Loss Value (or, in the case of a Special Event of Loss, the Net Stipulated Loss

Value), together with such interest, if any, and all Rent accrued to the Determination Date (and, in the case of a Special Event of Loss, upon compliance with the provisions of Section 12(e)), (i) the Lease Term shall end as of the date of such payment and the obligations of Lessee hereunder (other than any such obligations expressed herein as surviving termination of this Lease) shall terminate as of the Determination Date and (ii) so long as no Default shall have occurred and be continuing, Lessor shall transfer to Lessee, without recourse or warranty but free and clear of (x) Lessor Liens and (y) the Lien of the Indenture (except in the circumstances contemplated by Section 12(e)), all right, title and interest of the Lessor in and to the Equipment and in and to any warranties of Contractors for the Equipment.

          (b) Application of Other Payments Upon an Event of Loss. Any payments received at any time by Lessor or by Lessee from any governmental authority or other person (except Lessee) as a result of the occurrence of an Event of Loss shall be applied as follows:

          (i) all such payments received at any time by Lessee shall be promptly paid to Lessor for application pursuant to the following provisions of this
     Section 12(b), except that so long as no Default shall have occurred and be continuing, Lessee may retain any amounts which Lessor would at the time be obligated to pay to Lessee as reimbursement under the provisions of clause
     (ii) below;

          (ii) so much of such payments as shall not exceed the amount required to be paid by Lessee pursuant to Section 12(a) shall be applied in reduction of Lessee's obligation to pay such amount if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such amount, unless a Default shall have occurred and be continuing; and

          (iii) if such payments shall exceed the aggregate of the amounts payable pursuant to the foregoing clauses (i) and (ii) Lessee shall receive an amount equal to (x) such excess multiplied by (y) a fraction the numerator of which shall be the number of whole months remaining in the Lease Term (without consideration of any extension, renewal or early termination permitted hereby) as of the date of the Event of Loss and the denominator of which shall be the total number of whole months in the Lease Term similarly computed, and Lessor shall receive the remainder of said excess, provided that no payment shall be made under this clause while a Default shall have occurred and be continuing.

          (c) Application of Payments Not Relating to an Event of Loss. Unless a Default shall have occurred and be continuing, payments received at any time by Lessor or Lessee from any governmental authority or other Person with respect to any loss, condemnation, confiscation, theft or seizure of, or requisition of title to or use of, or damage to, the Equipment or any part thereof not constituting an Event of Loss will be paid to or retained by Lessee and will be applied as follows: first, directly in payment for repairs or replacement of the Parts in respect of which such payment was received in accordance with the provisions of Section 7 or 9(f), if not already paid for by Lessee, or, if already paid for by Lessee, shall be applied to reimburse Lessee for such payment; second, directly in payment for maintenance and repairs of, and for the replacement of Parts in, the Equipment during the remainder of the Lease Term in accordance with the provisions of Section 7; and third, the balance remaining, if any, at the end of the Lease Term shall be retained by or paid over to Lessee or as it may direct.

          (d) Other Dispositions. So long as a Default shall have occurred and be continuing, any amount payable to or for the account of, or to be retained by, Lessee pursuant to this Section 12, shall be paid to Indenture Trustee as security for the obligations of Lessee under this Lease, and, at such time thereafter as no Default shall be continuing, such amount shall be paid promptly to Lessee unless Lessor shall have theretofore declared this Lease to be in default pursuant to Section 17, in which event such amount shall be disposed of by Indenture Trustee in accordance with the provisions of the Indenture.

          (e) Assumption of Secured Notes Upon Special Event of Loss. If a Special Event of Loss shall occur during the Interim Term or the Basic Term, Lessee shall assume the obligations of Lessor under the Secured Notes and the Indenture in accordance with the terms and provisions of Section 2.15 of the Indenture; provided, however, that the foregoing provisions of this Section 12(e) shall not apply if, in the opinion of counsel satisfactory to a Majority in Interest of Secured Note Holders, such assumption by Lessee would cause any holder of a Secured Note to become subject to regulation under the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, as amended, or any other Federal or state law relating to public utilities or the production, transmission or sale of energy and, in such event, the Special Event of Loss in question shall be deemed to be and shall be treated as an Event of Loss.

          SECTION 13. No Interest Conveyed to Lessee. This Lease is an agreement of lease and does not convey to Lessee any right, title or interest in or to the Equipment except as a lessee. Nothing contained herein shall be construed as an election by Lessor to treat Lessee as having acquired the Equipment pursuant to
Section 48(d) of the Code, and neither Lessor nor Owner Participant shall make such an election.

          SECTION 14. Assignment and Sublease; Location. (a) Assignment and Sublease. Except as otherwise provided herein, Lessee shall not, without the prior written consent of Lessor, sublease the Equipment or any part thereof or assign any of its rights hereunder or relinquish possession or use of the Equipment or any part thereof to, or permit the Equipment or any part thereof to be operated by, any other Person except

          (i) a corporation which shall have assumed all the obligations of Lessee hereunder and under the other Operative Documents and into which or with which Lessee shall have merged or consolidated or which shall have acquired all or substantially all the property of Lessee, in each case in accordance with Article XIV of the Participation Agreement and all applicable provisions of law; provided, however, that Lessee may, without the prior written consent of Lessor, sublease the Equipment or relinquish possession or use of the Equipment or any part thereof to, or permit the Equipment or any part thereof to be operated by, an Affiliate of Lessee;

          (ii) in the case of coal supplies located on the Site and intended to be burned in the Plant, any field warehouseman or other similar custodian in connection with financing such coal supplies under arrangements pursuant to which employees of Lessee are directly (but not necessarily exclusively) involved in such warehousing or storage operations as agents or employees of the principals providing such financing;

          (iii) the owner of the Plant at the time it is placed in service, or of any undivided interest therein, or any lessee of the Plant at the time it is placed in service or mortgagee of the Plant, or of any such undivided interest, if such Person or Persons shall, in the case of any such use, possession or sublease, agree in writing with Owner Trustee and Indenture Trustee, in a manner satisfactory to Owner Trustee and Indenture Trustee, to abide by the provisions of this Lease relating to use, operation, maintenance and repair of the Equipment and shall further agree that its rights as sublessee or user are subject and subordinate to this Lease and the Indenture; and

          (iv) PNGC, to the extent that it shall make arrangements with IPCO for use of the Facility after IPCO shall have exercised its rights under the Assumption Agreement;

provided, however, that the obligations of Lessee hereunder shall not be affected in any way by any of the aforesaid arrangements. Lessor shall not assign or convey any of its right, title and interest in and to this Lease and the Equipment except as contemplated by or provided in this Lease, the Participation Agreement, the Trust Agreement, the Indenture, the Lease Assignment and the Assumption Agreement. The rights and obligations of Lessor and Lessee hereunder shall inure to the benefit of, and be binding upon, the permitted successors and assigns of Lessor and Lessee, respectively.

          (b) Location. The Lessee shall not remove, or permit to be removed, the Equipment or any Part, from the Site without the prior written consent of Lessor, except that Lessee may remove (i) in accordance with the provisions of
Section 7(f) or 7(h), any Part with respect to which title has passed to or remained with Lessee as provided in Section 7(f), (ii) the Equipment if title thereto shall have passed to Lessee as provided in Section 12 or 20 or (iii) any
Part in accordance with the terms of Section 7(c).

          SECTION 15. Inspection and Reports. (a) Condition and Operation. Any Participant, Lessor and Indenture Trustee and their authorized representatives may inspect, at their own expense, the Facility and the books and records of Lessee relative thereto, and make copies and extracts therefrom, and may discuss Lessee's affairs, finances and accounts with its officers and, in the presence of any such officer, with its independent public accountants, and Lessee shall furnish to Lessor statements accurate in all material respects regarding the condition and state of repair of the Facility, all at such times and as often as may be reasonably requested. Neither any Participant, Lessor nor Indenture Trustee shall have any duty to make any such inspection or inquiry or shall incur any liability or obligation by reason of not making any such inspection or inquiry. To the extent permissible, Lessee shall prepare and file in timely fashion, or, where Owner Participant or Lessor shall be required to file, prepare and deliver to Owner Participant or Lessor within a reasonable time prior to the date for filing, any reports with respect to the condition or operation of the Equipment during any period included in the Lease Term and the Storage Period which are required to be filed with any Federal, state or other governmental or regulatory authority.

          (b) Liability. Lessee shall give prompt written notice to each Participant, Lessor, and Indenture Trustee of each accident likely to result in damages, or claims for damages against Lessee, with respect to the Equipment in excess of applicable insurance coverage and occurring in whole or in part (whenever asserted) during the Lease Term or the Storage Period, in any way relating to or arising out of the Operative Documents or the alleged or apparent improper manufacture, financing, construction, purchase, acceptance, rejection, ownership, acquisition, delivery, non delivery, lease, sublease, preparation, installation, storage, maintenance, repair, transportation, transfer of title, abandonment, possession, rental, use, operation, condition, sale, transportation, return, importation, exportation or other disposition of the Equipment or any portion thereof, promptly upon Lessee becoming aware of same, and on request shall furnish to each Participant, Lessor and Indenture Trustee information as to the time, place and nature thereof, the names and addresses of the parties involved, any Persons injured, witnesses and owners of any property damaged, and such other information as may be known to it, and shall promptly upon request furnish each Participant, Lessor and Indenture Trustee with copies of all correspondence, papers, notices and documents whatsoever received by Lessee in connection therewith.

          (c) Liens. Lessee shall promptly (and in no event later than 10 Business Days after it shall have obtained knowledge of the attachment of any Lien which it shall be obligated to discharge or eliminate pursuant to Section
6)
notify each Participant, Lessor and Indenture Trustee of the attachment of such Lien and the full particulars thereof unless the same shall have been removed or discharged by Lessee.

          (d) Annual Opinion of Counsel. Lessee shall, within 90 days after the end of each of its fiscal years commencing with the 1979 fiscal year, furnish to Lessor and Indenture Trustee, at Lessee's expense, an opinion of counsel for Lessee (which may be regularly employed by Lessee), satisfactory to Lessor and Indenture Trustee (in such number of counterparts as Lessor and Indenture Trustee shall reasonably request), stating that all Uniform Commercial Code financing statements, the Lease, the Indenture, the Facilities Agreement and other documents (including any other Operative Documents), if any, necessary or advisable to perfect or continue the perfection of Lessor's right, title and interest (including any security interest which may be deemed to be created by the Lease) in and to the Trust Estate, including any Parts incorporated or installed therein or attached thereto and becoming part of the Equipment pursuant to Section 7(c) or 7(d), and to perfect or continue the perfection for the benefit of Indenture Trustee and the holders of the Secured Notes of a valid first mortgage lien and first priority security interest in the Trust Indenture Estate provided for in the Indenture, have been duly filed or recorded and stating the requirements of applicable law with respect to the rerecording or refiling of such documents in order to continue and preserve such right, title and interest and such first mortgage lien and first priority security interest.

          (e) Contracts. Lessee will keep copies of the Contracts available for inspection by Owner Trustee at the principal office of Lessee and will promptly furnish a copy of any thereof to Owner Trustee upon written request therefor.

          (f) Notices of Noncompliance with Environmental Laws. Lessee shall furnish to Lessor, within 30 days after receipt thereof, a copy of any notice or order of any governmental authority asserting that Lessee is not in compliance with any law or regulation relating to environmental matters applicable to the Facility.

          SECTION 16. Events of Default. The following events shall constitute Events of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) Lessee shall fail to make any payment of Basic Rent or Interim Rent within five days after the same shall have become due;

          (b) Lessee shall fail to make any payment of Supplemental Rent or any other amount payable hereunder within 15 days after notice thereof from Lessor or Indenture Trustee to Lessee;

          (c) Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it under Sections 6, 8, 9 (other than a failure to give any notice required by Section 9(b)) and 14; or Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it under any of the Operative Documents to which it is a party and such failure shall continue unremedied for a period of 30 days after written notice thereof by Lessor or Indenture Trustee;

          (d) any representation or warranty made by Lessee in any of the Operative Documents to which it is a party, or in any statement, report, schedule, notice or other writing furnished by Lessee in connection therewith, shall prove to have been incorrect in any material respect at the time made; provided, however, that the foregoing shall not apply to any engineering or technical reports which shall contain errors made in good faith and discovered within a reasonable time, if such reports are replaced by amended reports correcting such errors furnished by Lessee to Lessor promptly after such errors shall have been discovered;

          (e) Lessee or any Significant Subsidiary shall default (i) in the payment of (A) principal of or interest on any obligation for borrowed money (including, without limitation, any obligation for the deferred purchase price of property secured by a purchase money mortgage, conditional sale agreement, security agreement or title retention agreement or any unsecured obligation issued or assumed in full or partial payment for property) if the outstanding amount or amounts payable under or in respect of such obligation shall exceed $50,000, (B) rent or any similar obligation under any lease calling for annual basic rent payments aggregating more than $50,000 or (C) any amount due under any guarantee of any of the obligations referred to in the foregoing clauses (A) and (B) or
     (ii) in the performance or observance of any other obligation, covenant or condition contained in any such obligation or guarantee or in any agreement relating thereto, if the effect of any such default shall be to cause or permit the holder or holders of such obligation or guarantee (or any agent or trustee on behalf of such holder or holders) to cause, either immediately or after the giving of notice or lapse of time or both, such obligation or guarantee to become due prior to its stated maturity;

          (f) Lessee or any Significant Subsidiary shall consent to the appointment of, or taking possession by, a receiver, trustee, custodian or liquidator of itself or of a substantial part of its property, or Lessee or any such Significant Subsidiary shall fail to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors;

          (g) Lessee or any Significant Subsidiary shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any applicable bankruptcy or insolvency laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against Lessee or any such Significant Subsidiary in any such proceeding, or Lessee or any such Significant Subsidiary shall by voluntary petition, answer or consent, seek relief under the provisions of any now existing or future bankruptcy, insolvency or other similar law providing for the liquidation, reorganization or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors;

          (h) a receiver, trustee, liquidator or custodian of Lessee or any Significant Subsidiary, or of a substantial part of its property shall be appointed by court order and such order shall remain in effect for more than 60 days; or any of the property of either shall he sequestered by court order and such order shall remain in effect for more than 60 days; or a petition shall be filed against Lessee or any Significant Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and shall not be dismissed within 60 days after such filing; or

          (i) the Facilities Agreement shall cease to be the legal, valid and binding obligation of the Grantors, enforceable in accordance with its terms, or any Grantor shall default in the performance of any of its obligations or the observance by it of any of the conditions contained in the Facilities Agreement for a period of 30 days after written notice to such Grantor by Lessor or Indenture Trustee.

          SECTION 17. Remedies. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, by notice to Lessee and the Participants declare this Lease to be in default, and at any time thereafter Lessor may do one or more of the following with respect to the Equipment as Lessor in its sole discretion shall determine:

          (a) Lessor may (i) demand that Lessee, and Lessee shall upon the written demand of Lessor, return the Equipment promptly to Lessor in the manner and condition required by, and otherwise in accordance with all the provisions of, Sections 7 and 10 as if the Equipment were being returned at the end of the Lease Term and Lessor shall not be liable for the reimbursement of Lessee for any costs and expenses incurred by Lessee in connection therewith and (ii) enter upon the premises where the Equipment shall be located and take immediate possession of and remove the same by summary proceedings or otherwise, all without liability to Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise;

          (b) Lessor may sell all or any part of the Equipment at public or private sale, as Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle all or any part of the Equipment, as Lessor may determine, all free and clear of any rights of Lessee except as hereinafter set forth in this Section 17 and without any duty to account to Lessee with respect to such action or inaction or any proceeds with respect thereto; provided, however, that any such sale of other disposition shall be made in compliance with any mandatory provisions of applicable law which may not be waived;

          (c) Lessor may, whether or not Lessor shall have exercised or shall thereafter at any time exercise any of its rights under subsection (a) or
     (b) of this Section 17 with respect to the Equipment, demand, by written notice to Lessee specifying a payment date which shall be an Interim Rent Payment Date or a Semiannual Rent Payment Date not earlier than 10 days after the date of such notice, that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the Interim Rent Payment Date or Semiannual Rent Payment Date, as the case may be, specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Rent for the Equipment for the balance of the Lease Term remaining after the payment date specified in such notice), any unpaid Rent for the Equipment due through the payment date specified in such notice plus whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice (together with interest on such amount at the Stipulated Interest Rate from the payment date specified in such notice to the date of actual payment): (i) an amount equal to the excess, if any, of the Stipulated Loss Value, computed as of the payment date specified in such notice, over the aggregate Fair Market Rental Value for the remainder of the Basic Term or the Renewal Period, as the case may be, after discounting such aggregate Fair Market Rental Value to present worth as of the payment date specified in such notice at a rate of 6% per annum; (ii) an amount equal to the excess, if any, of the Stipulated Loss Value, computed as of the payment date specified in such notice, over the Fair Market Sales Value as of such payment date; or (iii) an amount equal to the excess of the sum of the present worth, computed as of the payment date specified in such notice at the rate of 6% per annum, of all Interim Rent and installments of Basic Rent from the date of such notice to the end of the Basic Term or Renewal Period, as the case may be, over the discounted aggregate Fair Market Rental Value for the remainder of the Basic Term or the Renewal Period, as the case may be, computed as provided in clause (i) above;

          (d) if Lessor shall have sold the Equipment, pursuant to Section 17(b), Lessor, in lieu of exercising its rights under Section 17(c) with respect to the Equipment, may, if it shall so elect, demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Rent due for the balance of the Lease Term remaining after the date of such sale), any unpaid Rent for the Equipment due for the portion of the Lease Term up to and including the Interim Rent Payment Date or the Semiannual Rent Payment Date, as the case may be, next succeeding the date of such sale, plus the amount of any deficiency between the net proceeds of such sale and the Stipulated Loss Value, computed as of the Interim Rent Payment Date or the Semiannual Rent Payment Date, as the case may be, next succeeding the date of such sale together with interest at the Stipulated Interest Rate on the amount of such deficiency from the date as of which such Stipulated Loss Value is computed until the date of actual payment; or

          (e) Lessor may rescind this Lease or may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

No termination of this Lease, in whole or in part, or repossession of any of the Equipment or exercise of any remedy under this Section 17 shall, except as specifically provided herein, relieve Lessee of any of its liabilities and obligations hereunder, all of which shall survive such termination, repossession or exercise of remedy. In addition, Lessee shall be liable, except as otherwise provided above, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies, including all reasonable legal fees and other costs and expenses incurred by Lessor, Indenture Trustee, or any Participant or any holder of a Secured Note by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto, and including all costs and expenses incurred in connection with the return of the Equipment in the manner and condition required by, and otherwise in accordance with the provisions of, Section 10 as if such Equipment were being returned at the end of the Lease Term. At any sale of the Equipment or any part thereof pursuant to this Section 17, Lessor, Indenture Trustee, any Participant and any holder of a Secured Note may bid for and purchase such property.

          To the extent permitted by, and subject to the mandatory requirements of, applicable law, each and every right, power and remedy herein specifically given to Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by Lessor in the exercise of any right, remedy or power or in the pursuit of any remedy shall impair any such right, remedy or power or be construed to be a waiver of any default on the part of Lessee or to be an acquiescence therein. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use the Equipment or part thereof in mitigation of Lessor's damages as set forth in this Section 17 or which may otherwise limit or modify any of Lessor's rights or remedies under this Section 17.

          SECTION 18. Right to Perform for Lessee. If Lessee shall fail to make any payment of Rent to be made by it hereunder or shall fail to perform or comply with any of its other agreements contained herein, Owner Participant or Lessor may (but shall not have any duty to do so) itself make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the reasonable expenses of Owner Participant or Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Stipulated Interest Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand.

          SECTION 19. Lessee's Options to Renew Lease. (a) Renewal Options. If no Default shall have occurred and be continuing, Lessee shall have the option to renew this Lease for an initial renewal period of 5 years, which shall commence at the expiration of the Basic Term followed by successive renewal periods of one or more whole years (such initial renewal period and each such successive renewal period being hereinafter individually referred to as a "Renewal Period"; the aggregate of such Renewal Periods elected by Lessee being herein referred to as the "Renewal Term"); provided, however, that (a) the aggregate of all such Renewal Periods shall in no event exceed 20 years; (b) in order to exercise such right to renew this Lease for any Renewal Period, Lessee shall give Lessor written notice of its election to renew (i) at least one year (but not more than 18 months) prior to the commencement of any such Renewal Period if the period during which such right shall be exercised shall be the Basic Term, the first Renewal Term or any subsequent Renewal Term of 2 years or longer or (ii) at least 9 months (but not more than 12 months) prior to the commencement of any such Renewal Period if the period during which such right shall be exercised shall be a Renewal Period of less than 2 years; and (c) if Lessee shall fail to exercise its option as to any such Renewal Period it shall not thereafter have the right to exercise such option as to any subsequent Renewal Period. The semiannual Rent payable to Lessor by Lessee for any Renewal Period shall (i) in the case of the first Renewal Period of five whole years, be equal to one-half of the average of the 50 semiannual installments of Basic Rent and (ii) in the case of any subsequent Renewal Period, be equal to the Fair Market Rental Value determined as hereinafter provided. The Fair Market Rental Value of the Equipment for any Renewal Period after the first Renewal Period shall be determined by the mutual agreement of Lessor and Lessee within 45 days after receipt by Lessor of the notice from Lessee of its election to renew the lease of the Equipment for such Renewal Period or, if they shall fail to agree within such 45-day period, the Fair Market Rental Value of such Renewal Period shall be determined by the Appraisal Procedure. All the provisions of the Lease shall be applicable during the Renewal Term except for the amount of each installment of Basic Rent, which shall be as hereinabove provided. After the Fair Market Rental Value for any Renewal Period following the first five years of the Renewal Term shall have been finally determined as hereinabove provided, Lessee shall have the right, by notice to Lessor not later than 45 days after such determination, to rescind its elec-tion to renew the Lease for such Renewal Period.

          (b) Stipulated Loss Value and Termination Value During Renewal Term. The Stipulated Loss Value and Termination Value as of the commencement of each Renewal Period shall be the Fair Market Sales Value as of the end of the Basic Term or the next preceding Renewal Period, as the case may be, and on each Semiannual Rent Payment Date during such Renewal Period shall decline or increase, as the case may be, on a straight-line basis at a rate per annum equal to the average annual percentage decline or increase, as the case may be, in the Fair Market Sales Value as of the Commencement Date (which, for such purpose, shall be deemed to be equal to Lessor's Cost), based on the Fair Market Sales Value (determined in the same manner and at the same time as Fair Market Sales Value shall be determined pursuant to the foregoing subsection (a)) as of the end of the Basic Term or the next preceding Renewal Period, as the case may be.

          SECTION 20. Lessee's Options to Purchase the Equipment. (a) Option to Purchase at Certain Times. Lessee shall have an option to purchase the Equipment then under lease (i) on any Semiannual Rent Payment Date during the period commencing with the 21st Semiannual Rent Payment Date and ending with the 40th Semiannual Rent Payment Date, (ii) on any Semiannual Rent Payment Date during the period commencing with the 51st Semiannual Rent Payment Date and ending with the 56th Semiannual Rent Payment Date, if Lessee shall have renewed this Lease for the initial five-year Renewal Period pursuant to Section 19 and (iii) on any Semiannual Rent Payment Date on or after the 71st Semiannual Rent Payment Date if this Lease shall then be in effect, provided that in each case no Default shall have occurred and be continuing. To exercise such option, Lessee shall give to Lessor written notice of its election to purchase at least one year (but not more than 18 months) before the date of purchase. The purchase price of the equipment shall be payable in immediately available funds on the date of purchase and shall be an amount equal to the greater of the Fair Market Sales Value and Stipulated Loss Value as of the date of purchase. The Fair Market Sales Value for such purpose shall be determined by the mutual agreement of Lessor and Lessee within 45 days after receipt by Lessor of the notice from Lessee of its election to purchase the Equipment pursuant to this subsection or, if they shall fail to agree within such 45-day period, the Fair Market
Sales Value shall be determined by the Appraisal Procedure. After the Fair
Market

Sales Value shall have been finally determined as hereinabove provided, Lessee shall have the right, by notice to Lessor not later than 45 days after such determination, to rescind its election to purchase the Equipment pursuant to this Section.

          (b) Option to Purchase by Reason of Burdensome Tax Indemnities. In the event that at any time the excess of (i) the amounts payable or reasonably certain to become payable pursuant to Section 10.02(a) of the Participation Agreement over (ii) the amounts payable or reasonably certain to become payable under Section 10.02(b) of the Participation Agreement, after discounting such amounts to present worth at a rate of 6% per annum, shall exceed $5,000,000, Lessee shall have an option to purchase the Equipment then under lease on an Interim Rent Payment Date or any Semiannual Rent Payment Date on or prior to the end of the tenth year of the Basic Term, provided (A) no Default shall have occurred and be continuing and (B) on or prior to such Interim Rent Payment Date or Semiannual Rent Payment Date, as the case may be, Lessee shall have assumed, by an instrument or instruments in form and substance satisfactory to Lessor and each holder of a Secured Note, the obligations of Lessor under the Secured Notes and the Indenture in accordance with the terms and provisions of Section 2.15 of the Indenture. To exercise such option, Lessee shall give to Lessor written notice of its election to purchase at least 180 days (but not more than 270 days) before the date of purchase. The purchase price of the Equipment shall be payable in immediately available funds on the date of purchase and shall be an amount equal to the greater of the Net Fair Market Sales Value and Net Stipulated Loss Value as of the date of purchase. The Fair Market Sales Value for the purpose of determining such Net Fair Market Sales Value shall be determined as provided in the foregoing subsection (a).

          (c) Limited Option to Purchase at Certain Times. In the event Lessee shall be required, at any time (i) after the 40th Semiannual Rental Payment Date and on or prior to the 50th Semiannual Rent Payment Date or (ii) after the 56th Semiannual Rent Payment Date and on or prior to the 70th Semiannual Rent Payment Date (if the Lease shall then be in effect), to make any Alteration pursuant to
Section 7(d) the cost of which, when discounted to present worth as of the Commencement Date at a rate of 6% per annum, shall exceed $5,000,000, then Lessee shall have an option to purchase the Equipment then under lease on the first Semiannual Rent Payment Date occurring not less than 60 days after the imposition of such requirement, provided no Default shall have occurred and be continuing. To exercise such option, Lessee shall give to Lessor written notice of its election to purchase within 30 days of the imposition of such requirement. The purchase price of the Equipment shall be payable in immediately available funds on the date of purchase and shall be an amount equal to the greater of the Fair Market Sales Value and Stipulated Loss Value as of the date of purchase. The Fair Market Sales Value for such purpose shall be determined as provided in subsection (a) of this Section; provided, however, that for the purpose of this subsection the Fair Market Sales Value shall be determined on the assumptions that (i) the requirement of making the Alteration or Alterations which shall have given rise to the option to purchase under this subsection had not been (and will never be) imposed and (ii) the Facility is in the condition and repair that would have been required in the absence of any such requirement.

          (d) Option to Purchase in Lieu of Dismantling Equipment. If Lessor shall have requested Lessee to dismantle, remove and deliver the Equipment pursuant to Section 10 and Lessee would then otherwise be required to so dismantle, remove and deliver the Equipment, then Lessee may, in lieu of such dismantling, removal and delivery, upon giving prompt written notice to Lessor, purchase the Equipment from Lessor on the date specified in such notice, which date shall be at least 30 days, but not more than 90 days, after such request by Lessor. The purchase price of the Equipment shall be payable in immediately available funds on such date and shall be an amount equal to the Fair Market Sales Value as of the date of purchase, determined as provided in subsection (a) of this Section.

          (e) Return of Equipment after Purchase. Upon payment by Lessee to Lessor of the purchase price for the Equipment pursuant to Section 20(a), (b),
(c) or (d) hereof or Section 7.09(d) or (e) of the Participation Agreement, and upon payment by Lessee of all Rent and any other amounts owing to Lessor under this Lease, Lessor shall transfer to Lessee, without recourse or warranty, but free and clear of (i) Lessor Liens and (ii) (unless the purchase is being made pursuant to Section 20(b) or pursuant to Section 7.09(d) of the Participation Agreement in a case where Lessee assumes the Secured Notes under such Section 7.09(d)) the Lien of the Indenture, all of Lessor's right, title and interest in and to the Equipment and in and to any warranties of the Contractors for the Equipment.

          SECTION 21. Obsolescence Termination; Lessor's Option. (a) Obsolescence Termination. So long as no Default shall have occurred and be continuing, Lessee shall have the right, at its option at any time, on at least 180 days' prior notice to Lessor, to terminate this Lease on any Semiannual Rent Payment Date (hereinafter for purposes of this Section 21 called the "Termination Date"), specified in such notice, provided that (i) the Termination Date shall be after the 20th Semiannual Rent Payment Date and (ii) the Board of Directors of Lessee shall have made a good faith determination that the Equipment is obsolete or surplus to Lessee's requirements. During the period from the giving of such notice until the Termination Date, Lessee, as agent for Lessor, shall use its best efforts to obtain cash bids for the purchase of the Equipment. Lessor shall also have the right to obtain cash bids for the purchase of the Equipment, either directly or through agents other than Lessee. Lessee shall certify to Lessor in writing the amount and terms of each bid received by Lessee and the name and address of the party (who shall not be Lessee or any Affiliate of Lessee) submitting such bid. On the Termination Date, Lessor shall (subject to receipt of the sale price and all additional payments specified in the next sentence), without recourse or warranty, sell the Equipment for cash to the bidder who shall have submitted the highest bid prior to such date. The total sale price realized at such sale shall be retained by Lessor and, in addition, on the Termination Date, Lessee shall pay to Lessor (or, in the case of Supplemental Rent, the Person entitled thereto) (i) the excess, if any, of the Termination Value over the sale price of the Equipment after deducting all expenses incurred by Lessor in connection with such sale, (ii) any Basic Rent accrued and unpaid on the Equipment to and including the Termination Date and
(iii) all Supplemental Rent owing by Lessee under this Lease; provided, however, that the net sales price received by Lessor shall be, under any circumstances and in any event, in an amount at least sufficient to pay in full the aggregate unpaid principal amount of the Secured Notes then outstanding plus the accrued interest thereon. If no sale shall have occurred on or as of the Termination Date, this Lease shall continue in full force and effect. In the event of any such sale and upon compliance by Lessee with the provisions of this Section 21, the obligation of Lessee to pay Basic Rent hereunder for any Semiannual Lease Period ending on or after the Termination Date shall cease and the Lease Term shall end on the Termina-tion Date. Lessor shall be under no duty to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise take any action in connection with any such sale other than to transfer to the purchaser named in the highest bid certified by Lessee to Lessor or obtained by Lessor, without recourse or warranty, but free and clear of (i) Lessor Liens and (ii) the Lien of the Indenture, all Lessor's right, title and interest in and to the Equipment, against receipt of the payments provided for herein.

          (b) Lessor's Option. Notwithstanding anything contained herein to the contrary, and provided that the Indenture shall have been satisfied and discharged by the payment in full of all principal of and premium, if any, and interest on the Secured Notes and all other amounts then due and payable to the holders of Secured Notes or the Indenture Trustee under the Indenture or otherwise, Lessor may, at its option, upon written notice to Lessee given at least 10 (but not more than 30) days prior to the Termination Date, refuse to sell its interest in the Equipment pursuant to the procedures set forth in
Section 21(a), in which case the Lease Term for the Equipment shall end.

          SECTION 22. Further Assurances. Lessee shall cause the Operative Documents and any amendments and supplements to any of them (together with any other instruments, financing statements, continuation statements, records or papers necessary in connection therewith) to be recorded and/or filed and rerecorded and/or refiled in each jurisdiction as and to the extent required by law in order to, and shall take such other actions as may from time to time be necessary to establish, perfect and maintain (i) Lessor's right, title and interest in and to the Equipment and the Trust Estate, subject to no Liens other than Permitted Liens, (ii) for the benefit of Indenture Trustee, the first mortgage lien and first priority security interest in the Trust Indenture Estate provided for in the Indenture and (iii) each of the other rights and interests created by the Indenture or by any other Operative Document in any Participant, Lessor or Indenture Trustee. Lessee will promptly and duly execute and deliver to each of the Participants, Lessor and Indenture Trustee such documents and assurances and take such further action as Lessor may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor, to establish and perfect and maintain Lessor's right, title and interest in and to the Equipment and the Trust Estate and, for the benefit of Indenture Trustee, the first mortgage lien and first priority security interest in the Trust Indenture Estate provided for in the Indenture, including, without limitation, if requested by any Participant, Lessor or Indenture Trustee, at the expense of the Lessee, the recording or filing of counterparts or appropriate memoranda hereof, or of such financing statements or other documents with respect hereto as any Participant, Lessor or Indenture Trustee may from time to time reasonably request, and Lessor agrees promptly to execute and deliver such of the foregoing financing statements or other documents as may require execution by Lessor.

          SECTION 23. Successor Trustee; Cotrustee. In the case of the appointment of any successor trustee pursuant to the terms of the Trust Agreement, such successor trustee shall, upon written notice by such successor trustee to Lessee, succeed to all the rights, duties, powers and title of Owner Trustee hereunder and under the other Operative Documents and shall be deemed to be Lessor and the legal owner of the Equipment for all purposes hereof. Owner Trustee or any successor trustee from time to time serving as Owner Trustee hereunder may from time to time appoint one or more cotrustees or separate trustees pursuant to the terms of the Trust Agreement to exercise or hold any or all of the rights, powers and title of Owner Trustee hereunder. No such appointment of any successor trustee, cotrustee or separate trustee shall require any consent or approval by Lessee or shall in any way alter the terms of this Lease or Lessee's or Lessor's obligations hereunder. The appointment of one successor trustee, cotrustee or separate trustee shall not exhaust the right to appoint further successor trustees, cotrustees and separate trustees pursuant to the Trust Agreement, but such right may be exercised repeatedly so long as this Lease may be in effect.

          SECTION 24. Liabilities of Owner Participant. Owner Participant shall not have any obligation or duty to Lessee with respect to the transactions contemplated hereby except as specifically provided in the Operative Documents. Without limiting the generality of the foregoing, under no circumstances whatsoever shall Owner Participant as such be liable to Lessee for any action or inaction on the part of Owner Trustee in connection with the Operative Documents, the beneficial ownership of the Equipment, the administration of the Trust Estate or otherwise, whether or not such action or inaction shall be caused by the wilful misconduct or ordinary or gross negligence of Owner Trustee.

          Lessee agrees that neither Owner Trustee in its individual capacity nor Owner Participant shall have any personal liability whatsoever to the Lessee for any claim based hereon or otherwise in respect hereof or based on or in respect of any of the other Operative Documents or any other agreement or instrument; it being expressly understood that all obligations of Owner Trustee and Owner Participant to the Lessee are solely nonrecourse obligations and that all such personal liability of Owner Trustee and Owner Participant are expressly waived and released as a condition of, and as consideration for, the execution and delivery of this Lease by Owner Trustee; provided, however, that (subject to Section 4(f) hereof and the Indenture) nothing herein shall be deemed to prevent recourse to and the enforcement against the Trust Estate for performance of covenants of Owner Trustee contained in this Lease or shall be deemed to excuse the Owner Trustee for liability for its own willful misconduct or its gross negligence or shall be deemed to prevent recourse to and enforcement against Owner Participant for any of its obligations on its part specifically set forth in Article X of the Participation Agreement.

          SECTION 25. Trust Indenture Estate as Security for Owner Trustee's Obligations to Holders of Secured Notes. In order to secure the indebtedness evidenced by the Secured Notes, Lessor provides (a) in the Indenture, among other things, for the creation of a first mortgage lien and first priority security interest in favor of Indenture Trustee for the benefit of the holders of the Secured Notes in and to the Trust Indenture Estate as described in the Granting Clause of the Indenture and (b) in the Lease Assignment for the assignment by Lessor to the Indenture Trustee of its right, title and interest in and to this Lease. Lessee hereby (a) consents to such assignment pursuant to the terms of the Indenture and the Lease Assignment, (b) agrees to pay directly to Indenture Trustee (or, after receipt of notice from Indenture Trustee stating that the Indenture has been satisfied and discharged, to Lessor) all amounts of Interim Rent, Basic Rent and any other payments due or to become due to Lessor hereunder or under the Participation Agreement which shall be required to be paid to Indenture Trustee pursuant to the Indenture and the Lease Assignment and
(c) agrees that the right of Indenture Trustee to such payments hereunder shall be absolute and unconditional and shall not be affected by any circumstances whatsoever, including, without limitation, those circumstances set forth in clauses (i) through (x) of Section 4(f).

          SECTION 26. Grant of Certain Rights to Lessee. So long as this Lease shall remain in effect and no Default shall have occurred and be continuing, Lessor hereby gives to Lessee the exclusive right to use the Easements and other rights granted to Lessor pursuant to the Facilities Agreement (other than the rights included in the Equipment Easement to locate the Equipment on the Site and to own and lease the Equipment as provided in this Lease) to the extent and in the manner contemplated by this Lease.

          SECTION 27. Counterparts; Uniform Commercial Code. This Lease and each Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Each counterpart of this Lease which has been executed by the parties hereto shall be prominently marked to identify the party to whom originally delivered. Only the counterpart of this Lease and each Lease Supplement marked "Lessor's Copy" and containing the receipt therefor executed by Indenture Trustee on the signature page thereof shall evidence the monetary obligations of Lessee hereunder and thereunder. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease may be created by the transfer or possession of any counterpart hereof other than the counterpart marked "Lessor's Copy" and containing the receipt therefor executed by the Indenture Trustee on or immediately following the signature page thereof.

          SECTION 28. Notices. Any notice, request or other communications hereunder shall be in writing and, if mailed, shall be deemed to be given or made when sent by registered or certified mail, postage prepaid, and addressed:
(a) if to Lessee, at 121 S.W. Salmon Street, Portland, Oregon 97204, Attention of Chief Financial Officer; (b) if to Lessor, at P.O. Box 2971, Portland, Oregon 97208 (with copies to Owner Participant, at its address hereinafter referred to); (c) if to Owner Participant, at 555 California Street, San Francisco, California 94104, Attention of Leveraged Leasing Section; (d) if to Indenture Trustee, at 225 S.W. Broadway, Portland, Oregon 97205; (e) if to any Loan Participant, at its address set forth in the Participation Agreement or (f) if to any other holder of a Secured Note, at its address as it appears in the register of Secured Notes maintained by Indenture Trustee or as otherwise provided in writing by such holder to Indenture Trustee. From time to time, Lessee, Lessor, Owner Participant, Indenture Trustee or any Loan Participant may designate a new address for purposes of notice hereunder by giving notice to each of the others.

          SECTION 29. Miscellaneous. (a) Severability. Any provision of this Lease which shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

          (b) Amendment. Neither this Lease nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought and, unless and until Lessee shall have received written notice from Indenture Trustee that the Lien of the Indenture on the Trust Indenture Estate has been released, Indenture Trustee.

          (c) Headings, etc. The Table of Contents and headings of the various Sections of this Lease are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

          (d) Governing Law. This Lease has been delivered in, and shall in all respects be governed by, and construed in accordance with, the laws of the State of Oregon applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance.



          IN WITNESS WHEREOF, the undersigned Lessee and Lessor have each caused this Lease Agreement to be duly executed and delivered and their corporate seals to be hereunto affixed and attested by their respective officers thereunto duly authorized as of the day and year first above written.

                                                PORTLAND GENERAL ELECTRIC
                                                COMPANY, as Lessee,

                                                by  /s/ Gavin F. Fale
                                                    ---------------------------
                                                    Title: Asst. Vice President

[Seal]

Attest:

  /s/ Dallas A. Marckx
---------------------------
Title: Asst. Sec.

                                                FIRST NATIONAL BANK OF OREGON,
                                                as Lessor and Owner Trustee,

                                                by  /s/  Jerry D. Sands
                                                   ----------------------------
                                                    Title: Trust Officer

[Seal]

Attest:

 /s/ James F. Light, Jr.
----------------------------
Title: Asst. Secy.

          * Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged on this 7th day of November ____ 1979.

                                                UNITED STATES NATIONAL BANK OF
                                                OREGON, as Indenture Trustee,

                                              by   /s/  F. R. Rusche
                                                  -----------------------------
                                                  Title: Trust Officer

[Seal]

Attest:

    /s/  V. H. Diem
---------------------------
Title: Senior Trust Officer

* This language in the original counterpart only.

                       ACKNOWLEDGMENTS TO LEASE AGREEMENT


STATE OF OREGON,                    )
                                    )ss
COUNTY OF MULTNOMAH,)               November 6, 1979.



          Personally appeared before me Gavin F. Fale and Dallas A. Marckx, who being duly sworn did say that they are the Asst. Vice President and Asst. Secretary, respectively, of PORTLAND GENERAL ELECTRIC COMPANY, a corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors and said instrument was acknowledged to be its voluntary act and deed.

                               Shirley A. Kushner
                         -------------------------------
                         Notary Public for Oregon
                         My Commission Expires: 9/27/80
                                                -------



STATE OF OREGON,                    )
                                    )ss
COUNTY OF MULTNOMAH,)               November 6, 1979.

          Personally appeared before me Jerry D. Sands, who being duly sworn did say that he is the Trust Officer, of FIRST NATIONAL BANK OF OREGON, a national banking association, and that the seal affixed to the foregoing instrument is the seal of said association and that said instrument was signed and sealed in behalf of said association by authority of its Board of Directors and said instrument was acknowledged to be its voluntary act and deed.

                               Shirley A. Kushner
                         -------------------------------
                         Notary Public for Oregon
                         My Commission Expires: 9/27/80
                                               --------

                                                                 SCHEDULE 1
                                                                     TO
                                                              LEASE AGREEMENT

                                  BASIC RENT*

  Semiannual          Percentage of      Semiannual            Percentage of
Rent Payment Date     Lessor's Cost     Rent Payment Date      Lessor's Cost
-----------------     -------------     -----------------      -------------

June 15, 1980           3.851571%       December 15, 1992         4.707116%
December 15, 1980       3.851571        June 15, 1993             4.707116
June 15, 1981           3.851571        December 15, 1993         4.707116
December 15, 1981       3.851571        June 15, 1994             4.707116
June 15, 1982           3.851571        December 15, 1994         4.707116
December 15, 1982       3.851571        June 15, 1995             4.707116
June 15, 1983           3.851571        December 15, 1995         4.707116
December 15, 1983       3.851571        June 15, 1996             4.707116
June 15, 1984           3.851571        December 15, 1996         4.707116
December 15, 1984       3.851571        June 15, 1997             4.707116
June 15, 1985           3.851571        December 15, 1997         4.707116
December 15, 1985       3.851571        June 15, 1998             4.707116
June 15, 1986           3.851571        December 15, 1998         4.707116
December 15, 1986       3.851571        June 15, 1999             4.707116
June 15, 1987           3.851571        December 15, 1999         4.707116
December 15, 1987       3.851571        June 15, 2000             4.707116
June 15, 1988           3.851571        December 15, 2000         4.707116
December 15, 1988       3.851571        June 15, 2001             4.707116
June 15, 1989           3.851571        December 15, 2001         4.707116
December 15, 1989       3.851571        June 15, 2002             4.707116
June 15, 1990           3.851571        December 15, 2002         4.707116
December 15, 1990       3.851571        June 15, 2003             4.707166
June 15, 1991           3.851571        December 15, 2003         4.707116
December 15, 1991       3.851571        June 15, 2004             4.707116
June 15, 1992           3.851571        December 15, 2004         4.707116

*Based on a Commencement date of December 15, 1979.

                                                                   SCHEDULE 2
                                                                      TO
                                                               LEASE AGREEMENT

                            STIPULATED LOSS VALUES*

          The Stipulated Loss Value of the Equipment as of any Interim Rent Payment Date or any Semiannual Rent Payment Date shall mean the product derived from multiplying (i) the percentage figure opposite such Interim Rent Payment Date or Semiannual Rent Payment Date set forth in the table appearing below by
(ii) Lessor's Cost for the Equipment (or the Phase I Equipment in the event Stipulated Loss Value is being determined as of an Interim Rent Payment Date).

                        Percentage of                           Percentage of
Rent Payment Date       Lessor's Cost    Rent Payment Date      Lessor's Cost

December 15, 1979       105.855848%      June 15, 1992            91.632290%
June 15, 1980           107.299900       December 15, 1992        89.845528
December 15, 1980       108.632207       June 15, 1993            87.950610
June 15, 1981           109.875196       December 15, 1993        85.966717
December 15, 1981       111.011169       June 15, 1994            83.893945
June 15, 1982           112.059534       December 15, 1994        81.732390
December 15, 1982       108.660415       June 15, 1995            79.482157
June 15, 1983           107.328300       December 15, 1995        77.143349
December 15, 1983       108.077900       June 15, 1996            74.716079
June 15, 1984           108.739394       December 15, 1996        72.200460
December 15, 1984       104.955838       June 15, 1997            69.596615
June 15, 1985           103.239026       December 15, 1997        66.904664
December 15, 1985       103.606676       June 15, 1998            64.124740
June 15, 1986           103.886240       December 15, 1998        61.256998
December 15, 1986        99.723860       June 15, 1999            58.301628
June 15, 1987            97.628565       December 15, 1999        55.258869
December 15, 1987        97.621254       June 15, 2000            52.128702
June 15, 1988            97.526569       December 15, 2000        48.911538
December 15, 1988        97.335423       June 15, 2001            45.607208
June 15, 1989            97.057590       December 15, 2001        42.216300
December 15, 1989        96.685709       June 15, 2002            38.738491
June 15, 1990            96.228092       December 15, 2002        35.174553
December 15, 1990        95.679170       June 15, 2003            31.521930
June 15, 1991            95.045765       December 15, 2003        27.779408
December 15, 1991        94.324174       June 15, 2004            23.940916
                                         December 15, 2004        20.000000

*Based on a Commencement Date of December 15, 1979.

                                                               SCHEDULE 3
                                                                   TO
                                                            LEASE AGREEMENT

                               TERMINATION VALUES*


          The Termination Value as of a particular Semiannual Rent Payment Date shall mean the product derived from multiplying (i) the percentage figure opposite such Semiannual Rent Payment Date set forth in the table appearing below and (ii) Lessor's Cost for the Equipment.

                 Semiannual                     Percentage of
                 Rent Payment Date              Lessor's Cost
                 -----------------              -------------

                 June 15, 1990                    86.151435%
                 December 15, 1990                85.296409
                 June 15, 1991                    84.347601
                 December 15, 1991                83.301026
                 June 15, 1992                    82.167288
                 December 15, 1992                80.093003
                 June 15, 1993                    77.901827
                 December 15, 1993                75.612676
                 June 15, 1994                    73.225375
                 December 15; 1994                70.739735
                 June 15, 1995                    68.155572
                 December 15, 1995                65.472691
                 June 15, 1996                    62.690896
                 December 15, 1996                59.809982
                 June 15, 1997                    56.829745
                 December 15, 1997                53.749968
                 June 15, 1998                    50.570437
                 December 15, 1998                47.290949
                 June 15, 1999                    43.911326
                 December 15, 1999                40.431425
                 June 15, 2000                    36.850837
                 December 15, 2000                33.169570
                 June 15, 2001                    29.387038
                 December 15, 2001                25.503402
                 June 15, 2002                    21.517896
                 December 15, 2002                17.430840
                 June 15, 2003                    13.239207
                 December 15, 2003                 8.941301
                 June 15, 2004                     4.530554
                 December 15, 2004                 0.000000

*Based on a Commencement Date of December 15, 1979.

                                                               EXHIBIT A
                                                                  TO
                                                           LEASE AGREEMENT


                       BARGAIN AND SALE DEED, BILL OF SALE
                                 AND ASSIGNMENT


          BARGAIN AND SALE DEED, BILL OF SALE AND ASSIGNMENT dated      , 19 ,
between PORTLAND GENERAL ELECTRIC COMPANY, an Oregon corporation (herein, together with its permitted successors and assigns referred to as "Seller"), and FIRST NATIONAL BANK OF OREGON, a national banking association, as Owner Trustee under the Trust Agreement dated as of September 1, 1979 (herein, in such capacity, together with its permitted successors and assigns referred to as "Buyer"), between it and Western America Financial, Inc.


                                  INTRODUCTION

          Seller and Buyer have entered into a Lease Agreement dated as of September 1, 1979 (herein, as the same may be amended, modified or supplemented in accordance with the terms thereof, referred to as the "Lease"), providing for the purchase of the Phase I [II] Equipment (as such term is defined below) and the leasing of the Phase I [II] Equipment by Buyer to Seller for use by Seller.

          NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that Seller for and in consideration of the foregoing recital and of the payment to it or for its account by Buyer for the Phase I [II] Equipment in the amount of $ and other good and valuable consideration and other property, the receipt of which is hereby acknowledged, has sold, granted, bargained, conveyed, assigned, transferred and delivered, pursuant to the Lease, and by these presents, sells, grants, bargains, conveys, assigns, transfers and delivers to Buyer, its successors and assigns, all its estate, right, title and interest in and to the property described in Schedule 1 hereto (such property being hereinafter called the "Phase I [II] Equipment").

          TO HAVE AND TO HOLD the same unto Buyer, its successors and assigns forever.

          Seller hereby warrants that it is the lawful owner of the Phase I [II] Equipment and that its title to said equipment is free and clear of all liens, security interests, charges, claims and encumbrances of every kind whatsoever except for any thereof described in Schedule 2 hereto; and that Seller will warrant and defend such title forever against all claims and demands whatsoever.

          Seller also hereby assigns, conveys, transfers and sets over to and for the benefit of Buyer all right, title and interest of Seller in, to and under the contracts (the "Contracts") set forth in Schedule 3 hereto insofar as the same relate to the Phase I [II] Equipment including, without limitation, all claims for damages arising under the representations, indemnities, warranties, guarantees and agreements made to or for the benefit of Seller by the contractors (the "Contractors") referred to in Schedule 3 hereto, and the right to compel performance of the terms of the Contracts; provided, however, that (a) Seller shall at all times remain liable to Contractors under the Contracts to perform all of the duties and obligations of Seller thereunder as if this Bargain and Sale Deed, Bill of Sale and Assignment had not been executed, (b) Buyer shall not be liable for any of the obligations or duties of Seller under the Contracts, nor shall this Bargain and Sale Deed, Bill of Sale and Assignment give rise to any duties or obligations whatsoever on the part of Buyer owing to any of the Contractors, (c) Buyer shall not be obligated to make any payment or to make any inquiry as to the sufficiency of any payment received by any Contractor or to present or file any claim or to take any other action to collect or enforce any claim under the Contracts, (d) Seller shall have the right to enforce the Contracts to the extent provided in Section 5(b) of the Lease and (e) unless a Default shall have occurred and be continuing, Seller may enter into any change order or other amendment, modification or supplement to the Contracts without the written consent or countersignature of Buyer but only if such change order, amendment, modification or supplement would not result in any rescission, cancelation or termination of any Contract.

          Seller acknowledges, as stated above, that the payment to it for the Phase I [II] Equipment has been made and, accordingly, that this is a fully executed Bargain and Sale Deed, Bill of Sale and Assignment and that Buyer's title to said Equipment is in no way subject to defeasance or forfeiture by reason of any alleged failure of consideration to be received by Seller hereunder.

          IN WITNESS WHEREOF, the undersigned Seller and

Buyer have each caused this Bargain and Sale Deed, Bill of Sale and Assignment to be duly executed and their corporate seals to be hereunto affixed and attested by their respective officers thereunto duly authorized the day and year first above written.

                                             PORTLAND GENERAL ELECTRIC COMPANY,

[SEAL]                                       by:_______________________________
                                                Title:
ATTEST:

_____________________________________
Title:
                                             FIRST NATIONAL BANK OF OREGON,
                                             as Owner Trustee

[SEAL]                                       by:_______________________________
                                                Title:
ATTEST:

____________________________________
Title:

                    ACKNOWLEDGMENTS TO BARGAIN AND SALE DEED,
                           BILL OF SALE AND ASSIGNMENT



STATE OF OREGON,      )
                      )ss.:
COUNTY OF MULTNOMAH,  )               ________________, 19  .

          Personally appeared before me _________________________ and ______________________, who being duly sworn did say that they are the
_____________________ and _______________________, respectively, of PORTLAND
GENERAL ELECTRIC COMPANY, a corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors and said instrument was acknowledged to be its voluntary act and deed.

          _____________________________
          Notary Public for Oregon
          My Commission Expires: ________________



STATE OF OREGON,      )
                      )ss.:
COUNTY OF MULTNOMAH,  )               ________________, 19  .

                  Personally appeared before me ________________________ and ____________________, who being duly sworn did say that they are the ________________________ and _________________________, respectively, of FIRST
NATIONAL BANK OF OREGON, a national banking association, and that the seal affixed to the foregoing instrument is the seal of said association and that said instrument was signed and sealed in behalf of said association by authority of its ___________ and said instrument was acknowledged to be its voluntary act and deed.

          _____________________________
          Notary Public for Oregon
          My Commission Expires: ________________

                                                                 Schedule 1
                                                                 ----------
                                                                     to
                                                                     --
                                                               Bill of Sale
                                                               ------------

                            DESCRIPTION OF EQUIPMENT


Description of Phase I Equipment
--------------------------------

          A11 the machinery, equipment, mechanical and electrical equipment, fixtures, tangible personal property of every kind and character and other property, real and personal, comprising that portion of a certain coal unloading, transfer, storage, handling and crushing facility, constructed or installed on the Site described in Annex A and designated as the "Phase I Equipment" in the drawings referred to in Annex B (which drawings were recorded on October 22, 1979, at Microfilm No. M-16252, Pages 1 through 50, of the Morrow County, Oregon, Miscellaneous Records), including, without limitation:

          (1) thaw shed, consisting of concrete footings, a steel frame, corrugated steel roofing and siding, and radiant heating elements;

          (2) unloading structure, consisting of a concrete foundation, steel framing, floors, platforms, stairways, a rotary car dumper, chutes, a receiving hopper, vibratory feeders, conveyor pulleys, control panels and electrical equipment, but excluding the car dumper enclosure above grade, consisting of corrugated steel roofing and siding, and further excluding the car dumper and positioner control building, consisting of a concrete foundation, steel framing, concrete block masonry walls and corrugated steel roofing;

          (3) train positioner and rail car wash facility, consisting of a concrete foundation and positioning and car washing machinery;

          (4) Transfer Point Nos. 1, 2, 3 and 4, consisting of concrete foundations, steel framing, corrugated steel siding and roofing, floors, platforms, stairways, conveyor motors, drives, pulleys, take-ups and chutes;

          (5) Conveyor Nos. U-1, U-2, U-3, U-4 and Y-1, consisting of 72-inch wide belts, U-1 being approximately 300 feet in length, U-2 being approximately 230 feet in length, U-3 being approximately 1,060 feet in length, U-4 being approximately 270 feet in length and Y-1 being approximately 1,725 feet in length, and further consisting of footings, trusses, supports, idlers and pulleys, and U-2 further consist-

     ing of a tunnelway, and U-4 further consisting of a 12-foot diameter steel support tube;

          (6) lowering well, consisting of a concrete foundation, a 12-foot diameter steel tower approximately 64 feet in height, pulleys, supports and chutes;

          (7) Reclaim Pit No. 1, consisting of an underground concrete support structure, steel framing and stairways;

          (8) Stacker/Reclaimer No. 2, consisting of a combination stacker and bucket wheel reclaimer, together with rails and ties;

          (9) unloading electrical distribution and control systems, consisting of underground ducts, overhead lines, batteries, transformers, motor-control centers, switchgear, unit substations, grounding, communications systems and wiring;

          (10) a fire protection system, consisting of yard mains and hydrants;

          (11) a rectangular railroad track loop with corners rounded to a 5.5(degree) curvature, including rails, ties, switches and a spare car storage track; and

          (12) an unloading dust suppression system, consisting of pipes, valves, pumps, drains and tanks.


Description of Phase II Equipment
---------------------------------

          All the machinery, equipment, mechanical and electrical equipment, fixtures, tangible personal property of every kind and character and other property, real and personal, comprising that portion of a certain coal unloading, transfer, storage, handling and crushing facility, constructed or installed on the Site described in Annex A and designated as the "Phase II Equipment" in the drawings referred to in Annex B, including without limitation:

          (1) Conveyor Nos. R-1, R-2, R-3, R-4, R-5, R-6, R-7 and R-8,
     consisting of belts, R-1 being 72 inches in width and approximately 1,100 feet in length, R-2 being 72 inches in width and approximately 450 feet in length,

     R-3 being 42 inches in width and approximately 130 feet in length, R-4 being 42 inches in width and approximately 130 feet in length, R-5 being 42 inches in width and approximately 900 feet in length, R-6 being 42 inches in width and approximately 900 feet in length, R-7 being 42 inches in width and approximately 160 feet in length and R-8 being 42 inches in width and approximately 400 feet in length, and further consisting of footings, trusses, supports, idlers and pulleys, and R-2 and R-8 further consisting of a structural steel support tower, and R-7 further consisting of a tunnelway, and R-2, R-5. R-6 and R-7 further consisting of 12-foot diameter steel support tubes;

          (2) Transfer Point No. 5, consisting of a concrete foundation, steel framing, corrugated steel siding and roofing, floors, platforms, stairways, conveyor motors, drives, pulleys, take-ups and chutes;

          (3) Stacker/Reclaimer No. 3, consisting of a combination stacker and bucket wheel trench-type reclaimer, together win rails and ties;

          (4) Reclaim Pit No. 2, consisting of an underground concrete support structure, steel framing and stairways;

          (5) a crusher structure, consisting of a concrete foundation, steel framing, corrugated steel siding and roofing, concrete and grating floors, platforms, stairways, support tubes, conveyor motors, drives, pulleys, take-ups and chutes, magnetic separators, control bin, vibratory feeders and crushers;

          (6) reclaim electrical distribution and control systems, consisting of underground ducts, overhead lines, batteries, transformers, motor-control centers, switchgear, unit substations, grounding, communications systems and wiring; and

          (7) a reclaim dust suppression system, consisting of pipes, valves, pumps, drains, a settling basin, a sludge drying bed and tanks.

                             (ATTACHMENT TO ANNEX A)

                                [Graphic omitted]

                                                                   Annex B
                                                                   -------
                                                               (Schedule 1 to
                                                               --------------
                                                                Bill of Sale)
                                                                -------------


                          List of Engineering Drawings
                          ----------------------------

          The following is a list of drawings prepared by or for Swan Wooster Engineering Inc., which describe the Equipment:



Drawing Number            Items Described
--------------            ---------------

E7470-12-001              Site--General Arrangement
E7470-12-002              Site--Profiles & Cross Sections
E7470-12-003              Site Flow Diagram
E7470-12-004              Water Flow Diagram
E7470-12-104              Site Roadways Plan
E7470-12-400              Grounding Layout
E7470-12-401              Load Distribution & Switching
                          Diagram--7.2 kV & 2.4 kV
E7470-12-402              Load Distribution Diagram
E7470-12-403              Low-Voltage Panel Boards
                          Site Control System
E7470-12-405              Underground Duct Plan
E7470-12-406              Underground Duct Plan
E7470-12-407              Underground Duct Plan
E7470-12-420              Pole Line Plan
E7470-14-100              Fire Main Loop Plan
E7470-17-001              Settling Basin--General Arrangement
E7470-18-100              Rail Car Wash Facility Concrete
                          Pit--Plan & Sections
E7470-20-001              Unloading Electrical Building--General Arrangement
E7470-21-001              Rotary Car Dumper & Positioner--General Arrangement
E7470-21-002              Rotary Car Dumper & Positioner--Rail Car Clearances
E7470-21-003              Dumper Pit--General Arrangement
E7470-22-001              Conveyor U-1--General Arrangement
E7470-23-001              Transfer Point No. 1--General Arrangement
E7470-24-001              Conveyor U-2--General Arrangement
E7470-25-001              Transfer Point No. 2--General Arrangement
E7470-26-001              Conveyor U-3--General Arrangement
E7470-26-002              Reclaim Pit No. 1--General Arrangement
E7470-28-001              Conveyor U-4--General Arrangement
E7470-28-500              Conveyor U-4--Architectural Elevations
E7470-29-500              Thaw Shed--Architectural Elevations
E7470-30-001              Transfer Point No. 3--General Arrangement

Drawing Number            Items Described
--------------            ---------------

E7470-31-001              Conveyor Y-1--General Arrangement
E7470-33-001              Transfer Point No. 4--General Arrangement
E7470-40-001              Reclaim Electrical Building--General Arrangement
E7470-41-001              Conveyor R-1--General Arrangement
E7470-43-001              Transfer Point No. 5--General Arrangement
E7470-44-001              Conveyor R-2--General Arrangement
E7470-45-001              Conveyor R-8--General Arrangement
E7470-46-001              Crusher Building--General Arrangement Sheet 1
E7470-46-002              Crusher Building--General Arrangement, Sheet 2
E7470-47-001              Conveyor R-3 and R-4--General Arrangement
E7470-48-001              Conveyor R-5 and R-6--General Arrangement
E7470-49-001              Conveyor R-7--General Arrangement
E7470-49-002              Reclaim Pit No. 2--General Arrangement
E7470-70-400              One Line Diagram
E7470-00-300              Conveyors Component Requirements
7470-1-001-604-3          Train Positioner--General Arrangement
7470-1-001-634-3          Rotary Car Dumper--General Arrangement
7470-1-002-600-5          Stacker Reclaimer No. 2--General Arrangement
7470-1-002-724-4          Stacker Reclaimer No. 3--General Arrangement

                                                                 Schedule 2
                                                                 ----------
                                                                     to
                                                                     --
                                                                 Bill of Sale
                                                                 ------------


                               LIENS ON EQUIPMENT

1. Right to receive electric power and telephone services over the existing systems or replacements thereof as reserved in the deed from the United States of America to the State of Oregon, Department of Veteran's Affairs, recorded December 13, 1963, in Book 70, Pages 91 to 94, of Deeds, Morrow County Records. Affects only that portion of the Equipment constituting real property.

2. Lease, including the terms and provisions thereof, dated July 2, 1963, recorded January 28, 1964, in Deed Book 70, Page 241, between the State of Oregon, acting by and through the State Land Board and the Boeing Company, a Delaware corporation.

          Supplement to Lease, including the terms and provisions thereof, dated December 13, 1963, recorded January 28, 1964, in Deed Book 70, Page 251, between the Boeing Company, a Delaware corporation and the State of Oregon, by and through its Director of Veterans' Affairs.

          Assignment of Lease, including the terms and provisions thereof, dated January 1, 1974, recorded July 16, 1974, in Deed Book "M" Microfilm No. 7049 between the Boeing Company, a Delaware corporation, and Boeing Agri-Industrial Company, an Oregon corporation.

     Affects only that portion of the Equipment constituting real property.

3. An easement for power lines as conveyed to Pacific Power and Light Company by the Boeing Company over all lands leased by the Boeing Company in the Lease recorded January 28, 1964, in Book 70, Page 241, of Deed Records and supplement thereto by instrument recorded January 14, 1966, in Book 73, Pages 75 to 79, of Deeds, Morrow County Records. Affects only that portion of the Equipment constituting real property.

4.   Construction Lien for the amount herein stated including costs.

     Recorded:  March 28, 1978, on Microfilm No. "M" 12992.

     Amount: $19,991.46.

     Claimant:  Steel Products Co. of Oregon, Inc.

     Note: Under Circuit Court No. 6045 filed August 24, 1978, entered May 31,
           1979, judgment was entered in favor of Portland General Electric Company; said judgment was appealed June 28, 1979, with bond posted, and is now pending in the Court of Appeals, State of Oregon.

5. A nonexclusive easement to construct, install, operate and maintain in place certain leased equipment in favor of the Port of Morrow, Oregon, and Portland General Electric Company, created by instrument recorded April 10, 1978, in Book "M" Microfilm No. 13071. Affects only that portion of the Equipment constituting real property.

6.   Construction Lien for the amount herein stated including costs.

     Recorded:  April 24, 1978, on Microfilm No. "M" 13137.

     Rerecorded:  May 3, 1978, on Microfilm "M" 13207.

     Amount:  $18,081.88.

     Claimant:  Schnitzer Steel Products Products Co.

     Note: Proceedings pending in the Circuit Court for Morrow County, under
           Suit No. 6077, entitled Schnitzer Steel Products Company of Oregon, Inc., Plaintiff, v. Portland General Electric Company, et al., Defendant, being an action for foreclosure of Construction Lien.

7.   Construction Lien for the amount herein stated including costs.

     Recorded:  May 19, 1978, on Microfilm No. "M" 13338.

     Amount:  $78,224.77.

     Claimant: Ace Electric Company.

     Note: Proceedings pending in the Circuit Court for Morrow County, under
           Suit No. 6090, entitled Ace Electric Company, Plaintiff, v. Portland General Electric Co., et al., Defendant, being an action for foreclosure of Construction Lien.

8.   Construction Lien for the amount herein stated including costs.

     Recorded:  October 5, 1978 on Microfilm No. "M" 14166.

     Amount:  $141,441.07.

     Claimant:  U.S. Tank and Construction.

     Note: Proceedings pending in the Circuit Court for Morrow County, under
           Suit No. 6202, entitled U.S. Tank and Construction, Plaintiff, v. Portland General Electric, et al., Defendant, being an action for foreclosure of Construction Lien.

9. [Additional, specifically described Construction Liens, if any, existing at the time of execution of this Bargain and Sale Deed, Bill of Sale and Assignment, for an aggregate amount not in excess of $150,000.]

                                                                 Schedule 3
                                                                 ----------
                                                                     to
                                                                     --
                                                                Bill of Sale
                                                                ------------


                                LIST OF CONTRACTS

                                [ILLEGIBLE CHART]

                                                                EXHIBIT B
                                                                    TO
                                                             LEASE AGREEMENT


                              LEASE SUPPLEMENT NO.


          LEASE SUPPLEMENT NO. dated , 19 , between Portland General Electric Company, an Oregon corporation (herein, together with its permitted successors and assigns, "Lessee") and FIRST NATIONAL BANK OF OREGON, a national banking association, as trustee (herein, together with its permitted successors and assigns, "Lessor") under a Trust Agreement dated as of September 1, 1979, between it and the Owner Participant named therein.


                                  INTRODUCTION

          Lessee and Lessor have heretofore entered into a Lease Agreement dated as of September 1, 1979 (herein, as the same may be amended, modified or supplemented in accordance with the provisions thereof, the "Lease"), providing for the execution and delivery of a Lease Supplement substantially in the form hereof (capitalized terms defined in the Lease being used herein as so defined) for the purpose of confirming the leasing of the Phase I [II] Equipment under the Lease.


          NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, and pursuant to Section 3 of the Lease, Lessor and Lessee hereby agree as follows:

          1. Lessor hereby delivers and leases to Lessee, and Lessee hereby leases from Lessor under the Lease, all of its estate, right, title and interest in and to the property described or referred to as the "Phase I [II] Equipment" in Schedule 1 of Exhibit A to the Lease.

          2. Lessee hereby acknowledges and confirms that such Equipment is leased under the Lease and that such Equipment is located on the real property described in Annex A of Schedule 1 of Exhibit A to the Lease.

          3. Lessee hereby acknowledges and confirms that such Equipment (a) has been duly marked as showing the title of Lessor thereto in accordance with the terms of Section 8 of the Lease, (b) has been accepted by it for all purposes hereof and of the Lease, (c) conforms to the Plans and Specifications and the Descriptive Warranty and (d) is in good working order and repair and without defect or vice in title, condition, design, operation or fitness for use, whether or not discoverable by Lessee as of the date hereof, and free and clear of all Liens except Liens set forth in Schedule 2 to the Bill of Sale for such Equipment and the Lien in favor of Indenture Trustee created pursuant to the Indenture; provided, however, that nothing contained herein or in the Lease shall in any way diminish or otherwise affect any right Lessee or Lessor may have with respect to such Equipment against any Contractor.

          4. Lessor's Cost for such Equipment is $ .

          5. Lessee acknowledges and confirms its agreement (set forth in Section 4 of the Lease) to pay Interim Rent, Basic Rent and Supplemental Rent for such Equipment as provided in the Lease.

          6. No Default has occurred or is continuing.

          7. This Lease Supplement is supplemental to the Lease. As supplemented by this Lease Supplement, the Lease is in all respects ratified, approved and confirmed, and the Lease and this Lease Supplement shall together constitute one and the same instrument.

          8. This Lease Supplement is being executed in more than one counterpart, each of which shall be deemed original, but all such counterparts shall together constitute but one and the same instrument. Each counterpart has been prominently marked to identify the party to whom originally delivered. Only the counterpart marked "Lessor's Copy" and containing the receipt therefor executed by Indenture Trustee on the signature page thereof shall evidence the monetary obligations of Lessee hereunder and thereunder. To the extent, if any, that this Lease Supplement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Supplement may be created by the transfer or possession of any counterpart thereof other than the counterpart marked "Lessor's Copy" and containing the receipt therefor executed by Indenture Trustee on or immediately following the signature page thereof.


          IN WITNESS WHEREOF, Lessee and Lessor have caused this Lease Supplement to be duly executed and their corporate seals to be hereunto affixed and attested by their respective officers thereunto duly authorized the day and year first above written.

                                            PORTLAND GENERAL ELECTRIC COMPANY,
                                            as Lessee,

[SEAL]                                        by______________________________
                                                Title:
ATTEST:

__________________________________
Title:
                                            FIRST NATIONAL BANK OF OREGON,
                                            as Owner Trustee and Lessor,

[SEAL]                                        by______________________________
                                                Title:
ATTEST:

__________________________________
Title:

          *Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged on this day of 19 .

                                            UNITED STATES NATIONAL BANK OF
                                            OREGON, as Indenture Trustee,

                                              by_______________________________
[Seal]                                          Title:

Attest:

________________________________
Title:

___________________

          * This language in the original counterpart only.

                       ACKNOWLEDGMENTS TO LEASE SUPPLEMENT

STATE OF OREGON,      )
                      )ss.:
COUNTY OF MULTNOMAH,  )               ________________, 19  .

          Personally appeared before me ________________________ and ____________________, who being duly sworn did say that they are the
________________________ and _________________________, respectively, of
PORTLAND GENERAL ELECTRIC COMPANY, a corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors and said instrument was acknowledged to be its voluntary act and deed.

          _____________________________
          Notary Public for Oregon
          My Commission Expires: ________________



STATE OF OREGON,      )
                      )ss.:
COUNTY OF MULTNOMAH,  )               ________________, 19  .

          Personally appeared before me ________________________ and ____________________, who being duly sworn did say that they are the
________________________ and _________________________, respectively, of FIRST
NATIONAL BANK OF OREGON, a national banking association, and that the seal affixed to the foregoing instrument is the seal of said association and that said instrument was signed and sealed in behalf of said association by authority of its ___________ and said instrument was acknowledged to be its voluntary act and deed.

          _____________________________
          Notary Public for Oregon
          My Commission Expires: ________________